United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ADDUS HOMECARE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 11, 2017

Frisco, Texas

Dear Shareholders:

I am pleased to invite you to attend Addus HomeCare’s 2017 Annual Meeting of Shareholders on June 14, 2017 at 10:00 a.m. (Central time) at our offices at 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034.

The notice of Annual Meeting and proxy statement that follow describe those matters to be voted on at the meeting. Your proxy card and our 2017 annual report are also enclosed.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we recommend that you complete, sign, date and return the enclosed proxy card to ensure your shares are represented at the Annual Meeting.

Sincerely,

R. Dirk Allison
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 11, 2017

Frisco, Texas

TO THE SHAREHOLDERS OF ADDUS HOMECARE CORPORATION:

The Annual Meeting of Shareholders of Addus HomeCare Corporation, which we refer to as the Company, will be held on June 14, 2017 at 10:00 a.m. (Central time) at our offices at 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034 for the following purposes:

1. To elect Steven I. Geringer and Michael Earley as Class II directors;

2. To approve the adoption of the Company’s 2017 Omnibus Incentive Plan;

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2017; and

4. To transact such other business, if any, as lawfully may be brought before the meeting.

Only shareholders of record, as shown by the transfer books of the Company, at the close of business on April 27, 2017, are entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ENCLOSED PROXY STATEMENT.

By Order of the Board of Directors,

Brian Poff Executive Vice President, Chief Financial Officer, Treasurer and Secretary

ADDUS HOMECARE CORPORATION

6801 Gaylord Parkway, Suite 110

Frisco, Texas 75034

May 11, 2017

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Addus HomeCare Corporation, which we refer to as “Addus HomeCare,” “we,” “us,” “our” or the “Company,” is soliciting your proxy to vote at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held June 14, 2017 at 10:00 a.m. (Central time) at our offices at 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 accompanies this Proxy Statement. We will begin mailing this Proxy Statement on or about May 11, 2017 to all shareholders entitled to vote.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are advising our shareholders of the availability on the Internet of our proxy materials related to our forthcoming Annual Meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly-accessible website.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 14, 2017: THIS PROXY STATEMENT, THE FORM OF PROXY CARD AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 ARE AVAILABLE AT WWW.ADDUS.COM.

This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card.

What Proposals will be Voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

•	The election of Steven I. Geringer and Michael Earley as Class II directors.

•	To approve the adoption of the Company’s 2017 Omnibus Incentive Plan.

•	The ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor for 2017.

Addus HomeCare’s Board of Directors (the “Board”) recommends that you vote your shares (1) “FOR” each of the nominees of the Board, (2) “FOR” the approval of the adoption of the Company’s 2017 Omnibus Incentive Plan, and (3) “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditor for 2017.

Who Is Entitled to Vote?

April 27, 2017 is the record date for the Annual Meeting. If you owned shares of our common stock at the close of business on April 27, 2017, you are entitled to vote. As of April 27, 2017, we had 11,603,488 shares of common stock outstanding and entitled to vote at the Annual Meeting. Our common stock is our only class of voting stock.

How Many Votes Do I Have?

You have one vote for each share of our common stock that you owned at the close of business on April 27, 2017.

What is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?

Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly by Addus HomeCare. As the shareholder of record, you have the right to grant your voting proxy directly to Addus HomeCare or to vote in person at the Annual Meeting. Addus HomeCare has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares and are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may only vote these shares in person at the Annual Meeting if you follow the instructions described below under the heading “How Do I Vote in Person at the Annual Meeting?” Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares.

How Do I Vote by Proxy?

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board:

•	“FOR” the election of Steven I. Geringer and Michael Earley as Class II directors.

•	“FOR” the approval of the adoption of the Company’s 2017 Omnibus Incentive Plan.

•	“FOR” the ratification of Ernst & Young LLP as our independent auditor for 2017.

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we began printing this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Revoke My Proxy?

Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

•	Send in another signed proxy with a later date,

•	Send a letter revoking your proxy to Addus HomeCare’s Secretary at 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034, or

•	Attend the Annual Meeting and vote in person.

If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

How Do I Vote in Person at the Annual Meeting?

You may vote shares held directly in your name as the shareholder of record in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual Meeting, Addus HomeCare recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shares beneficially owned and held in “street name” may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual Meeting (1) an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and (2) a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show that you were beneficial owner of the shares on April 27, 2017.

What Votes Need to be Present to Hold the Annual Meeting?

To have a quorum for our Annual Meeting, persons must be present, in person or by proxy, representing a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting.

What Vote Is Required to Approve Each Proposal?

Election of Directors	The election of each of the nominees for Class II director requires the affirmative vote of a plurality of the votes entitled to be cast by shareholders who are present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

Approval of the Adoption of the Company’s 2017 Omnibus Incentive Plan	The approval of the adoption of the Company’s 2017 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes entitled to be cast by shareholders who are present in person or represented by proxy at the Annual Meeting and entitled to vote.

Ratification of Appointment of Independent Auditors	The ratification of the appointment of Ernst & Young LLP as independent auditor for 2017 requires the affirmative vote of a majority of the votes entitled to be cast by shareholders who are present in person or represented by proxy at the Annual Meeting and entitled to vote.

How Are Votes Counted?

In the election of Addus HomeCare’s directors, your vote may be cast “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. For the approval of the adoption of the Company’s 2017 Omnibus Incentive Plan, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” For the ratification of Addus HomeCare’s independent auditor, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.”

How would my shares be voted if I do not specify how they should be voted?

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. We will appoint one or more inspectors of election to count votes cast in person or by proxy.

As noted above, if your shares are held in a stock brokerage account or by a bank or other nominee, your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. New York Stock Exchange (“NYSE”) Rule 452 provides that brokers, banks and other nominees may not exercise their voting discretion on specified non-routine matters without receiving instructions from the beneficial owner of the shares. Because Rule 452 applies specifically to securities brokers, virtually all of whom are governed by NYSE rules, Rule 452 applies to all companies listed on a national stock exchange, including companies (such as the Company) listed on the NASDAQ stock market (the “NASDAQ”).

We expect that the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 3) to be the only proposal that is considered a “routine” matter. Accordingly, if your shares are held through a broker, bank, trust or other nominee, that person will have discretion to vote your shares on Proposal 3 if you fail to provide instructions. On the other hand, the election of Class II directors (Proposal 1), and the approval of the adoption of the Company’s 2017 Omnibus Incentive Plan (Proposal 2), will be considered “non-routine” matters. Thus, if you do not give your broker, bank, trustee or other nominee specific instructions on how to vote your shares with respect to those proposals, your broker, bank, trustee or other nominee will inform the Inspectors of Election that it does not have the authority to vote on those matters with respect to your shares. This is generally referred to as a “broker non-vote.” A broker non-vote may also occur if your broker, bank, trustee or other nominee fails to vote your shares for any reason. Therefore, if you hold your shares through a broker, bank, trustee or other nominee, please instruct that person regarding how to vote your shares on at least Proposals 1 and 2.

What Is the Effect of Broker Non-Votes, Abstentions and Withhold Votes?

With respect to Proposal 1, if you withhold authority to vote for a director nominee, this will have no impact on the outcome of the vote. With respect to Proposals 2 and 3, abstentions have the same effect as negative votes. With respect to Proposals 1 and 2, broker non-votes are not entitled to vote for purposes of determining whether shareholder approval of that matter has been obtained and, therefore, will have no effect on the outcome of the vote on such matters.

What Are the Costs of Soliciting These Proxies and Who Will Pay Them?

Addus HomeCare will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, fax or other electronic means of communication or in person. We will reimburse our transfer agent and banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Where Can I Find the Voting Results?

We will publish the voting results by filing a Current Report on Form 8-K, which we will file with the SEC within four business days of our Annual Meeting of Shareholders.

Do Directors Attend the Annual Meeting?

Although we do not have a formal policy regarding director attendance at shareholder meetings, we encourage our directors to attend our annual meeting of shareholders and special meetings of shareholders. In 2016, four of the five directors of the Company serving as directors at the time of the annual meeting of shareholders attended the annual meeting of shareholders.

Can a Shareholder Communicate Directly with Our Board? If So, How?

Shareholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Secretary, Addus HomeCare Corporation, 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034.

All communications received as set forth in the preceding paragraph will be opened by an executive officer of the Company for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising or promotions of a product or service, or are not patently offensive material, will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the executive officers will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

PROPOSAL NO. 1: ELECTION OF CLASS II DIRECTORS

General

Our Bylaws divide our Board into three classes with the terms of office of each class ending in successive years. Our Bylaws empower our Board to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next election of the class for which such director was chosen.

Following a recommendation from the Nominating and Corporate Governance Committee, our Board has nominated Steven I. Geringer and Michael Earley for re-election as Class II directors of the Company to serve a three-year term to expire at the annual meeting of shareholders in 2020.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE

NOMINEES AS DIRECTORS OF THE COMPANY.

It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board. We know of no reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next election of the class for which such director was chosen.

We have set forth below information with respect to the nominees for election as director proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting. Certain members of the Board, including Mark L. First, Simon A. Bachleda and Steven I. Geringer, were initially elected pursuant to a shareholders’ agreement dated September 19, 2006 (the “Shareholders’ Agreement”). The Shareholders’ Agreement was terminated in connection with the Company’s initial public offering completed on November 2, 2009 (the “IPO”) and there are no remaining contractual rights to appoint directors. There are no other arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

Nominees for Election at this Annual Meeting (Terms Expiring in 2020)

Steven I. Geringer, age 71, has served as a director of the Company since August 2009 and as Chairman of the Board since January 2016. Mr. Geringer also serves on the board of directors of Envision Healthcare, an ambulatory surgery center, medical transportation and physician services company, pursuant to its merger with AmSurg Corporation, on whose board of directors he served since 1997, including serving as the chairman of the board of directors from 2009 until 2016. Mr. Geringer has also served on the board of directors of MedEquities Realty Trust since August 2015. From December 2012 until April 2015, Mr. Geringer was a managing director at Alvarez & Marsal. Mr. Geringer serves on the boards of directors of several privately-held companies including Imedex, FastPace Urgent Care and Stratasan. He also was chairman and a director of Qualifacts Systems, Inc., from February 2002 until its sale in July 2014. Mr. Geringer’s career has focused almost exclusively on healthcare services companies as a founder, adviser, director and executive. Mr. Geringer earned a Bachelor of Science degree in economics from the University of Pennsylvania. We believe Mr. Geringer’s qualifications to serve as a director of our company and as Chairman of the Board include his experience in the healthcare industry, his expertise in corporate strategy and development and his experience on other public company boards of directors.

Michael Earley, age 61, has served as a director of the Company since March 2014. Mr. Earley also advises on healthcare services and other businesses through a consulting company, Pelican Advisors, LLC. Mr. Earley served as Chairman and CEO of Metropolitan Health Networks, Inc. from 2003 until February 2013. Mr. Earley has been an advisor to public and privately owned companies, acting in a variety of management roles since 1997. From 1986 to 1997, Mr. Earley served in a number of senior management roles, including CEO, CFO and Corporate Development Officer, for Intermark, Inc. and Triton Group Ltd., both publicly traded diversified holding companies. Mr. Earley was CEO of Collins Associates, an institutional money management firm, from January 2000 through December 2002. Mr. Earley has also served as a director for several public companies throughout his career. Mr. Earley received undergraduate degrees in accounting and business administration from the University of San Diego. From 1978 to 1983, Mr. Earley was an audit and tax staff member of Ernst & Young. We believe Mr. Earley’s qualifications to serve as a director of our company include his experience in the healthcare industry, his financial literacy and his experience on other public company boards of directors.

Directors Whose Terms of Office Will Continue after this Meeting

Directors Whose Terms Expire in 2018

Mark L. First, age 52, has served as a director of the Company since September 2006 and served as Lead Independent Director from June 2009 to January 2016. Mr. First held the title of President of the Company from July 2006 until June 2009; however, Mr. First was not paid for his service in his capacity as President and had no involvement in the management of Addus HealthCare, Inc. (“Addus HealthCare”). Mr. First is a Managing Director of Eos Management, L.P. (“Eos Management”), an affiliate of Eos Capital Partners III, L.P. and Eos Partners SBIC, L.P. (the “Eos Funds”), where he has been employed since March 1994. Mr. First was previously an investment banker with Morgan Stanley & Co., Incorporated from August 1991 until March 1994. Mr. First is a director of several privately owned companies. Mr. First earned a Bachelor of Science degree from The Wharton School of the University of Pennsylvania and a master’s degree in business administration from

Harvard Business School. We believe Mr. First’s qualifications to serve as a director of our company include his experience in business, corporate strategy and investment matters.

R. Dirk Allison, age 61, has served as a director of the Company since October 2010, and as President and Chief Executive Officer since January 16, 2016. From July 2013 until January 2015, Mr. Allison served as a director of Curo Health Services. From October 2013 to August 2014, Mr. Allison served as the President and Chief Executive Officer of Correctional Healthcare Companies. Prior to joining Correctional Healthcare Companies, Mr. Allison served as the President and Chief Executive Officer of CCS Medical from March 2011 until May 2013. Prior to joining CCS Medical, Mr. Allison served as Senior Vice President, Chief Financial Officer and Treasurer of Odyssey Healthcare, Inc., a provider of hospice in the United States. Odyssey was a publicly traded NASDAQ company prior to its August 2010 acquisition by Gentiva Health Services, Inc. Prior to joining Odyssey in 2006, Mr. Allison was Executive Vice President and Chief Financial Officer of Omniflight, Inc., a privately held operator of aviation support services to the healthcare industry. Prior to Omniflight, Mr. Allison served for approximately three and a half years as Executive Vice President and Chief Financial Officer of Ardent Health Services LLC, a privately held operator of acute care and behavioral care hospitals, and for approximately four years as Executive Vice President, Chief Financial Officer and Treasurer of Renal Care Group, Inc., which was a publicly traded operator of dialysis centers. Between 1987 and 1999, Mr. Allison served as President and Chief Executive Officer of several publicly and privately held healthcare companies, including a physician practice management company and several institutional pharmacy providers. Mr. Allison earned a master’s degree in business administration at the University of Dallas and his BBA at the University of Louisiana at Monroe (formerly Northeast Louisiana University) and is a Certified Public Accountant (CPA). We believe Mr. Allison’s qualifications to serve as a director of our company include his experience in the healthcare industry and his expertise in business, corporate strategy and investment matters as well as his experience with multi-site healthcare agencies and knowledge of regulations regarding government reimbursements.

Darin J. Gordon, age 46, has served as a director of the Company since October 2016. Mr. Gordon also has served as President and Chief Executive Officer of the consulting firm Gordon & Associates in Nashville since 2016. From 1996 until May 2016, Mr. Gordon was employed at the State of Tennessee’s Division of Health Care Finance and Administration, an $11 billion healthcare enterprise that provides services to nearly 1.5 million Tennesseans. In 2006, he became the division’s Chief Executive Officer and Director, which included his responsibilities as Director of TennCare, Tennessee’s Medicaid program. Prior to becoming CEO and Director, Mr. Gordon also served as the division’s Director of Managed Care Programs and Chief Financial Officer. Mr. Gordon earned a Bachelor of Science from Middle Tennessee State University. We believe Mr. Gordon’s qualifications to serve as a director of our company include his experience in business, corporate strategy and investment matters as well as his knowledge of regulations regarding government reimbursements.

Directors Whose Terms Expire in 2019

Simon A. Bachleda, age 40, has served as a director of the Company since September 2006. Mr. Bachleda held the title of Vice President and Secretary of the Company from July 2006 until June 2009; however, Mr. Bachleda was not paid for his service in his capacity as Vice President and Secretary and had no involvement in the management of Addus HealthCare. Since July 2013, Mr. Bachleda has been a managing partner of Revelstoke Capital Partners LLC, which he co-founded. From 2004 until July 2013, Mr. Bachleda was employed by Eos Management, an affiliate of the Eos Funds, as a principal and managing director. Prior to joining Eos Management, from 2002 until 2004, Mr. Bachleda was an investment professional with KRG Capital Partners. Prior to that, from 1998 until 2000, he was an investment banker in the Mergers and Acquisitions group of Credit Suisse First Boston in New York and Tokyo. Mr. Bachleda earned a Bachelor of Science in business administration from the University of Colorado at Boulder and a master’s degree in business administration from Harvard Business School. We believe Mr. Bachleda’s qualifications to serve as a director of our company include his financial literacy, experience in business, corporate strategy and investment matters.

Susan T. Weaver, M.D., age 56, has served as a director of the Company since October 2016. Since July 2016, Dr. Weaver has been the Chief Executive Officer of the healthcare services company C3 Healthcare Rx in Raleigh, N.C. Prior to joining C3 Healthcare Rx, she was President of Transformation Health Partners, a healthcare consulting company she founded in 2015. From December 2012 until September 2015, Dr. Weaver served at Blue Cross Blue Shield of North Carolina, the state’s largest health insurer, completing her service there as Chief Medical Officer. From December 2009 until December 2012, Dr. Weaver held various executive positions at WakeMed Health & Hospital, including Executive Vice President of Medical Affairs. She previously served on the Board of Directors for LifeNexus, Inc. as well as for Paired Health, LLC. Dr. Weaver was a founding member and Executive Director of Alliance Medical Ministry, a not-for-profit organization providing medical care to the working uninsured of Wake County, N.C. Dr. Weaver earned an M.D. from the Duke University School of Medicine and a Bachelor of Science in psychology from Duke University. She completed postgraduate training at Massachusetts General Hospital in Boston. Dr. Weaver is board-certified in Internal Medicine and is a Fellow of the American College of Physicians. We believe Dr. Weaver’s qualifications to serve as a director of our company include her experience in business, corporate strategy and the healthcare industry.

CORPORATE GOVERNANCE

Overview

In General	Our Board has adopted corporate governance policies, including a Code of Business Conduct and Ethics (“Code of Conduct”) and charters for each of our Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee. The full text of our Code of Conduct and each committee charter is available on the Company’s website located at www.addus.com. You can view and print our Code of Conduct and committee charters by accessing our website, then clicking on “Investors” and then on “Corporate Governance”. In addition, you may request copies of the Code of Conduct and the committee charters by contacting the Company using the following information:

Telephone: (469) 535-8200

Facsimile: (855) 893-0649

e-mail: investorrelations@addus.com

Other Corporate Governance Highlights	•	Only independent directors serve on our Audit, Compensation and Nominating and Corporate Governance Committees. A majority of our Board is composed of independent directors.

•

Under our Code of Conduct, directors, employees and officers are required to report service on the board of directors or trustees of any other business, trade or community organization. The Company may prohibit membership by officers or employees on any board of directors or trustees where such membership might conflict with the best interests of the Company.

•	Our Audit Committee appoints, determines the compensation and oversees the work of our independent auditors. It also has the authority to retain outside advisors.

•	Our Compensation Committee has the authority to retain independent advisors. Our Compensation Committee evaluates the performance of the Chief Executive Officer based on corporate goals and objectives and determines and approves his compensation level based on this evaluation and in accordance with any applicable employment agreement then in effect.

•

Our Board has adopted a Code of Conduct applicable to all directors, officers and employees. The Code of Conduct addresses, among other things, legal compliance, conflicts of interest, corporate opportunities, protection and proper use of Company assets, confidential and proprietary information, integrity of records, compliance with accounting principles and relations with government agencies.

•

Our Board has adopted an Insider Trading Policy, applicable to all directors, officers and employees, their family members and entities controlled by them, which prohibits, among other things, trading in securities of the Company or others while in possession of material non-public information.

Board of Directors

Our Board oversees our business and monitors the performance of management. The Board does not involve itself in day-to-day operations. The directors keep themselves informed by discussing matters with the President and Chief Executive Officer, other key executives and our principal external advisors, such as legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

The Board usually meets four times per year in regularly scheduled meetings but will meet more often if necessary. The Board met eight times during 2016. All directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board of which they were a member held during the year ended December 31, 2016, or, for directors appointed during 2016, the portion of the year ended December 31, 2016 during which they served.

Director Independence

Our Board has affirmatively determined that each director other than R. Dirk Allison is “independent,” as defined by the Marketplace Rules of The NASDAQ Stock Market LLC. Under the Marketplace Rules, a director can be independent only if the director does not trigger a categorical bar to independence and our Board affirmatively determines that the director does not have a relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director.

With respect to Messrs. First and Bachleda, our Board considered Mr. First’s role as a Managing Director and Mr. Bachleda’s former role as an investment professional at Eos Management, an affiliate of the Eos Funds, and the fact that the Eos Funds own a significant number of shares of our capital stock. See “Information About our Common Stock Ownership.” Mr. Bachleda is no longer affiliated with the Eos Funds, and he may no longer be deemed to share beneficial ownership of the shares of Common Stock owned by the Eos Funds. In addition, our Board considered that Messrs. First and Bachleda served as non-employee, unpaid executive officers of the Company prior to the IPO. In addition, our Board considered the fact that Addus HealthCare was party to a management consulting agreement with Eos Management, Inc. prior to the completion of the IPO, pursuant to which Eos Management, Inc. served as its consultant with respect to the IPO, acquisitions and other senior management matters related to its business, administration and policies, in exchange for a management fee. Our Board also considered the fact that we were a party to the Shareholders’ Agreement with the Eos Funds, among others, which terminated by its terms upon the completion of the IPO, and we are a party to a registration rights agreement with the Eos Funds, among others, in connection with their ownership of our capital stock, which survived the completion of the IPO. Our Board also considered the payments received by the Eos Funds and their affiliates upon completion of the IPO, including the issuance of dividend notes and the prepayments required thereunder at the completion of the IPO, and a $1,500,000 one-time consent fee paid to the Eos Funds in connection with the IPO. After reviewing the existing relationships between us and the Eos Funds and their affiliates, and considering that the affiliation of Mr. First, and the former affiliation of Mr. Bachleda, with the Eos Funds positively aligns their interests with those of our public shareholders, our Board has affirmatively determined that, in its judgment, Messrs. First and Bachleda do not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors under the standards established by The NASDAQ Stock Market LLC.

Board Leadership Structure

The Company’s Bylaws permit the Board to choose a Chairman of the Board from among its members. The position of Chairman of the Board is currently held by Steven I. Geringer. The directors believe that, at the Company’s current stage, Mr. Geringer’s in-depth knowledge of the Company’s operations and strategic goals make him qualified to serve as Chairman of the Board. In addition, the Board is permitted to choose a Lead Director, who cannot be an executive officer. The Lead Director, if any, presides at all meetings of the Board and shareholders at which the Chairman is not present, including executive sessions of non-executive directors. The position of Lead Director was held by Mark L. First from June 2009 to January 2016. There is currently no Lead Director. The positions of President and Chief Executive Officer of the Company are currently held by R. Dirk Allison. The directors believe that, at the Company’s current stage, Mr. Allison’s in-depth knowledge of the Company’s operations and strategic goals make him qualified to serve as Chief Executive Officer.

Committees of the Board

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, all of which consist exclusively of members who qualify as independent directors under the applicable requirements of The NASDAQ Stock Market LLC and the SEC.

Audit Committee	The audit committee is composed entirely of directors who are independent of the Company and its management as defined by The NASDAQ Stock Market LLC listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The members of the Audit Committee are Simon A. Bachleda, Michael Earley, Steven I. Geringer and Darin Gordon. Mr. Earley serves as chairman of the Audit Committee.

The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of The NASDAQ Stock Market LLC. Additionally, the Board has determined that Michael Earley and Simon A. Bachleda are “audit committee financial experts,” as that term is defined under Item 407(d) of Regulation S-K. The members of the Audit Committee are reviewed at least annually by the Board.

The primary purpose of our Audit Committee is to oversee the integrity of our financial statements, our financial reporting process, the independent accountants’ qualifications and independence, the performance of the independent accountants and our compliance with legal and regulatory requirements on behalf of our Board. In particular, our Audit Committee performs the following key functions, among others:

•

reviewing our financial statements, reports, earnings press releases and other financial information (including internal procedures used in the preparation thereof) in conjunction with management and the independent auditor;

•	meeting quarterly with our Chief Financial Officer to monitor certain financial and operational metrics;

•

appointing our independent auditor and approving all audit and engagement compensation and terms, as well as all significant permitted non-audit services by our independent auditors, and meeting with our independent auditors to review and discuss certain financial measures;

•	reviewing the adequacy and effectiveness of our internal controls regarding accounting and financial matters;

•	reviewing and, if appropriate, approving transactions between us and related persons; and

•	reporting regularly to the full Board.

Additional information regarding our Audit Committee and its processes and procedures for the consideration and approval of related person transactions can be found under the heading “What Is Our Related Party Transactions Approval Policy and What Procedures Do We Use to Implement It?”

This Committee met nine times in 2016.

Compensation Committee	The Compensation Committee is composed entirely of directors who are independent of the Company and its management, as defined by The NASDAQ Stock Market LLC listing standards. The members of the Compensation Committee are Simon A. Bachleda, Mark L. First, Steven I. Geringer and Susan T. Weaver, M.D. Mr. Geringer serves as chairman of the Compensation Committee.

The principal responsibilities of our Compensation Committee are to assist our Board by ensuring that our officers and key executives are compensated in accordance with our total compensation objectives and policies and to develop and implement these objectives and policies. In particular, the Compensation Committee is responsible for the following key functions, among others:

•	reviewing and approving corporate goals and objectives of executive compensation;

•	evaluating and approving the compensation and benefits of our executive officers and approving compensation for new executive officers hired; and

•	administering stock plans and other incentive and equity compensation plans.

This Committee met one time in 2016.

Nominating and Corporate Governance Committee	The Nominating and Corporate Governance Committee is composed entirely of directors who are independent of the Company and its management, as defined by The NASDAQ Stock Market LLC listing standards. The members of the Nominating and Corporate Governance Committee are Mark L. First and Michael Earley. Mr. First serves as chairman of the Nominating and Corporate Governance Committee.

The primary responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become board members consistent with the criteria established by our Board from time to time and recommending nominees to our Board;

•	selecting, or recommending that our Board select, candidates for election to the Board at the next annual meeting of shareholders, or to fill vacancies on our Board as necessary;

•	evaluating and approving independent director compensation;

•	overseeing the evaluation of our Board and our management; and

•	overseeing the succession planning of the President and Chief Executive Officer and senior executive officers.

This Committee met five times in 2016.

Risk Oversight

Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for overseeing the quality and integrity of the Company’s financial statements and other financial information, financial reporting process, internal controls and procedures for financial reporting and internal audit function. In addition, the Audit Committee strives to provide an open avenue of communication among the Company’s independent auditor, management and the Board. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Nominating and Corporate Governance Committee annually reviews its own performance and the Company’s corporate governance guidelines and their implementation. Each committee regularly reports to the Board.

How Are Directors Nominated?

The Nominating and Corporate Governance Committee identifies potential nominees for directors from various sources. The Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. The Nominating and Corporate Governance Committee considers, among other things, a potential director’s independence and conflicts of interests, character and integrity, financial literacy, education and business experience and available time to devote to Board matters. The Nominating and Corporate Governance Committee seeks candidates from diverse business and professional backgrounds with outstanding integrity, achievements, judgment and such other skills and experience that would enhance the Board’s ability to serve the long-term interests of the shareholders. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. The Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as other diversity concepts such as race and gender. The Nominating and Corporate Governance Committee’s objective is to assemble a slate of directors that can best fulfill the Company’s goals and promote the interests of shareholders.

The Nominating and Corporate Governance Committee may from time to time use its authority under its charter to retain, at the Company’s expense, one or more search firms to identify candidates and to approve the search firm’s fees and other retention terms, and will specify for the search firm the criteria to use in identifying potential candidates.

The Nominating and Corporate Governance Committee will consider a shareholder’s recommendation for director, but the Nominating and Corporate Governance Committee has no obligation to recommend such candidates for nomination by the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, the shareholder should mail it to: Secretary, Addus HomeCare Corporation, 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034. No person recommended by a shareholder will become a nominee for director and be included in the Company’s proxy statement unless the Nominating and Corporate Governance Committee recommends, and the Board approves, such person.

If a shareholder desires to nominate a person for election as director at a shareholders’ meeting, that shareholder must comply with Section 1.11 of the Company’s Bylaws as described below “Shareholder Proposals for the 2018 Annual Meeting of Shareholders.”

Role of Compensation Consultants

The Compensation Committee has the authority to retain a compensation consultant or obtain advice from external legal, accounting or other advisors to assist in the evaluation of executive compensation. During 2016, the Compensation Committee engaged FW Cook as an independent compensation consultant to provide advice as discussed below under “Executive Compensation—Compensation Discussion and Analysis,” which advice was used in making 2016 and 2017 compensation decisions.

What Is Our Related Party Transactions Approval Policy and What Procedures Do We Use to Implement It?

Our written Code of Conduct provides that our directors, officers and employees are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee, or other independent committee of our Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. In addition, the charter of our Audit Committee states that the Audit Committee shall review and approve all related person transactions. Any request for us to enter into a transaction with an executive officer, director, nominee for director, principal shareholder, or any of such persons’ immediate family members or affiliates, or our employees, in which the amount involved may exceed $60,000, will first be presented to our Audit Committee or such other committee for review, consideration and approval. All of our directors, officers and employees are required to report to our Audit Committee or such other committee any such related person transaction. In approving or rejecting the proposed agreement, our Audit Committee or such other committee will consider the facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee or such other committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee or such other committee determines in the good faith exercise of its discretion. Under the policy, if we should discover related person transactions that have not been approved, the Audit Committee or such other committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction. Notwithstanding the foregoing, compensatory transactions with our related persons will be reviewed by our Compensation Committee.

What Related Person Transactions Do We Have?

Since January 1, 2016, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $60,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the captions “Executive Officers” and “Executive Compensation” appearing elsewhere in this proxy, and the transactions described below.

Registration Rights Agreement

We are a party to a registration rights agreement with the Eos Funds, Freeport Loan Fund LLC, Mark S. Heaney, W. Andrew Wright, III and certain members of Mr. Wright’s family and trusts for their benefit, pursuant to which, under certain circumstances, we are required to register shares of our common stock held by those shareholders under the Securities Act of 1933, as amended (the “Securities Act”).

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide that we are required to indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether our bylaws would otherwise permit indemnification. We believe that these by-law provisions are necessary to attract and retain qualified directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

We are party to indemnification agreements with each of Mark L. First, Simon A. Bachleda, Steven I. Geringer, R. Dirk Allison, Michael Earley, Darin J. Gordon and Susan T. Weaver, M.D., in their capacities as officers and directors, and with Mark S. Heaney, our former President, Chief Executive Officer and Chairman of our board of directors, Brian D. Young, a former member of our board of directors and an affiliate of the Eos Funds, Wayne Lowell, a former member of our board of directors, and W. Andrew Wright, III, a former member of our board of directors (each, an indemnitee). Pursuant to these agreements, we have agreed to hold each indemnitee harmless and indemnify him to the fullest extent permitted by law against all expenses, judgments, penalties, fines and amounts paid in settlement including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the indemnitee. We are not obligated to make any payment to any indemnitee that is finally determined to be unlawful. In respect of any threatened, pending or completed proceeding in which we are jointly liable with an indemnitee, we will pay the entire amount of any judgment or settlement without requiring the indemnitee to contribute. We will advance, to the extent permitted by law, all expenses incurred by or on behalf of an indemnitee in connection with a proceeding. No amendment, alteration or repeal of our certificate of incorporation, our bylaws or the indemnification agreement with any indemnitee will limit any right of that indemnitee in respect of any action taken or omitted by that indemnitee prior to such amendment. With respect to Messrs. Young, First and Bachleda, we have agreed that, where the indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by any of the Eos Funds or their affiliates, we will be the indemnitor of first resort, we will be required to advance the full amount of expenses incurred by the indemnitee, and we will waive and release the Eos Funds and their affiliates from any and all claims for contribution, subrogation or any other recovery of any kind. We anticipate that we will enter into similar indemnification agreements with any new member elected to our board of directors.

At present, we are not aware of any pending litigation or proceeding involving any of our directors, officers, employees or agents in their capacity as such for which indemnification will be required or permitted. In addition, we are not aware of any other threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

We have been informed that, in the opinion of the SEC, any indemnification of directors or officers for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance in 2016

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of these reports. Based upon our review of reports filed with the SEC by the reporting persons, and based upon written representations received from the reporting persons, we believe that all of the reporting persons timely complied with the reporting requirements of Section 16(a) of the Exchange Act during 2016.

INFORMATION ABOUT OUR COMMON STOCK OWNERSHIP

How Much Stock is Owned By Directors, Executive Officers and Holders of at Least 5%?

The following table sets forth information regarding beneficial ownership of our common stock, as of April 27, 2017, by the following:

•	each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of our voting securities;

•	each of our current directors;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security, and includes shares underlying options and warrants that are currently exercisable or exercisable within 60 days after the measurement date. The information in the table below is based on information supplied by our directors and named executives and public filings.

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole investment and voting power with respect to their shares, except where community property laws may apply. Unless otherwise indicated, we deem shares of common stock subject to options that are exercisable within 60 days of April 27, 2017 to be outstanding and beneficially owned by the person holding the options for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person. As of April 27, 2017, we did not have any warrants issued or outstanding. The percentage of shares beneficially owned is based on 11,603,488 shares of our common stock outstanding as of April 27, 2017. Except as otherwise indicated, the address of each person or entity named below is the address of the Company, 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Eos Funds (1)	3,896,371	33.6%
FMR LLC (2)	699,012	6.0%
Dimensional Fund Advisors LP (3)	781,406	6.7%
R. Dirk Allison (4)	71,369	*
Brian Poff (5)	32,775	*
James Zoccoli (6)	35,275	*
Darby Anderson (7)	78,255	*
Brenda Belger (8)	19,025	*
W. Bradley Bickham (9)	10,000	*
Mark L. First (1)	3,912,158	33.7%
Simon A. Bachleda (10)	15,787	*
Steven I. Geringer (11)	15,787	*
Michael Earley (12)	6,355	*
Darin J. Gordon (13)	1,101	*
Susan T. Weaver, M.D. (14)	1,101	*
All directors and executive officers as a group (12 persons)	4,198,988	35.8%

*	Less than one percent.

(1)

Consists of 3,027,141 shares of common stock held by Eos Capital Partners III, L.P. and 869,230 shares of common stock held by Eos Partners SBIC III, L.P., which are affiliates and are referred to as the Eos Funds.

As a Managing Director of Eos Management, Mr. First has voting and investment control over and may be considered the beneficial owner of stock owned by the Eos Funds. Mr. First disclaims any beneficial ownership of the stock owned by the Eos Funds. The address of each of the Eos Funds is 320 Park Avenue, New York, New York 10022. We issued 1,000 shares of restricted stock to Mr. First in connection with the IPO. Such shares vested equally over a three-year period beginning on the date of grant. We issued 2,000 additional shares of restricted stock to Mr. First on March 30, 2011 for his service on the Board. Such shares vested on October 27, 2011. We issued 7,412 shares of restricted stock to Mr. First on June 20, 2012 for his service on the Board. 2,918 of such shares vested on October 26, 2012 and 4,494 of such shares vested on June 20, 2013. We issued 1,007 shares of restricted stock to Mr. First on June 19, 2013 for his service on the Board. Such shares vested on June 19, 2014. We issued 920 shares of restricted stock to Mr. First on June 18, 2014 for his service on the Board. Such shares vested on June 18, 2015. We issued 1,403 shares of restricted stock to Mr. First on June 17, 2015 for his service on the Board. Such shares vested on June 17, 2016. We issued 2,045 shares of restricted stock to Mr. First on June 15, 2016 for his service on the Board. Such shares will vest on June 15, 2017.

(2)	The information with respect to FMR LLC is based solely on its Schedule 13G filed with the SEC on February 14, 2017. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)	The information with respect to Dimensional Fund Advisors LP is based solely on its Schedule 13G filed with the SEC on February 9, 2017. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)	We issued 2,762 shares of restricted stock to Mr. Allison when he joined the Board on October 20, 2010. Such shares fully vested on October 20, 2013. We issued 7,498 shares of restricted stock to Mr. Allison on June 20, 2012 for his service on the Board. 3,004 of such shares vested on October 19, 2012 and 4,494 of such shares vested on June 20, 2013. We issued 1,007 shares of restricted stock to Mr. Allison on June 19, 2013 for his service on the Board. Such shares vested on June 19, 2014. We issued 920 shares of restricted stock to Mr. Allison on June 18, 2014 for his service on the Board. Such shares vested on June 18, 2015. We issued 1,403 shares of restricted stock to Mr. Allison on June 17, 2015 for his service on the Board. Such shares vested on June 17, 2016. We issued 10,000 shares of restricted stock to Mr. Allison on January 21, 2016 in connection with his employment as President and Chief Executive Officer. Such shares vest in equal installments on each of the first four anniversaries of the grant date. We issued 10,279 shares of restricted stock to Mr. Allison on March 3, 2017. Such shares vest in equal installments on each of the first three anniversaries of the grant date. Includes options to purchase 37,500 shares, which were granted to Mr. Allison on January 21, 2016 in connection with the commencement of his employment as President and Chief Executive Officer of the Company and vested on January 21, 2017.

(5)	We issued to Mr. Poff (i) 10,000 shares of restricted stock on May 9, 2016 that vest in equal installments on each of the first four anniversaries of the grant date and (ii) 12,775 shares of restricted stock on March 3, 2017 that vest in equal installments on each of the first three anniversaries of the grant date. Also includes options to purchase 10,000 shares, which are exercisable within 60 days of April 27, 2017.

(6)	We issued to Mr. Zoccoli (i) 10,000 shares of restricted stock on February 25, 2016 that vest in equal installments on each of the first four anniversaries of the grant date, (ii) 10,000 shares of restricted stock on October 6, 2016 that vest in equal installments on each of the first four anniversaries of the grant date and (iii) 2,775 shares of restricted stock on March 3, 2017 that vest in equal installments on each of the first three anniversaries of the grant date. Also includes options to purchase 12,500 shares that vested on February 25, 2017.

(7)

Includes (i) 6,529 shares of restricted stock that were granted to Mr. Anderson on April 17, 2015, which vest in three equal installments on each of March 13, 2016, March 13, 2017, and March 13, 2018, (ii) 10,000 shares of restricted stock that were granted to Mr. Anderson on February 29, 2016, which shares vest in equal installments on each of the first four anniversaries of the grant date, (iii) 4,375 shares of restricted stock that were granted to Mr. Anderson on March 15, 2016, which shares vest in equal installments on each of the first three anniversaries of the grant date and (iv) 2,775 shares of restricted stock that were granted to

Mr. Anderson on March 3, 2017, which shares vest in equal installments on each of the first three anniversaries of the grant date. Also includes options to purchase 39,651 shares, all of which are immediately exercisable and options to purchase 5,000 shares that vested on February 29, 2017.

(8)	We issued (i) 10,000 shares of restricted stock to Ms. Belger on June 1, 2016 that will vest in equal installments on each of the first four anniversaries of the grant date and (ii) 2,775 shares of restricted stock on March 3, 2017 that will vest in equal installments on each of the first three anniversaries of the grant date. Such shares vest in equal installments on each of the first three anniversaries of the grant date. Also includes options to purchase 6,250 shares, which are exercisable within 60 days of April 27, 2017.

(9)	We issued 10,000 shares of restricted stock to Mr. Bickham on January 16, 2017 in connection with the commencement of his employment. Such shares vest in equal installments on each of the first four anniversaries of the grant date.

(10)	We issued 1,000 shares of restricted stock to Mr. Bachleda in connection with the IPO, which shares are fully vested. We issued 2,000 additional shares of restricted stock to Mr. Bachleda on March 30, 2011 for his service on the Board. Such shares vested on October 27, 2011. We issued 7,412 shares of restricted stock to Mr. Bachleda on June 20, 2012 for his service on the Board. 2,918 of such shares vested on October 26, 2012 and 4,494 of such shares vested on June 20, 2013. We issued 1,007 shares of restricted stock to Mr. Bachleda on June 19, 2013 for his service on the Board. Such shares vested on June 19, 2014. We issued 920 shares of restricted stock to Mr. Bachleda on June 18, 2014 for his service on the Board. Such shares vested on June 18, 2015. We issued 1,403 shares of restricted stock to Mr. Bachleda on June 17, 2015 for his service on the Board. Such shares vested on June 17, 2016. We issued 2,045 shares of restricted stock to Mr. Bachleda on June 15, 2016 for his service on the Board. Such shares will vest on June 15, 2017.

(11)	We issued 1,000 shares of restricted stock to Mr. Geringer when he joined the Board on October 27, 2009, which shares are fully vested. We issued 2,000 shares of restricted stock to Mr. Geringer on March 30, 2011 for his service on the Board. Such shares vested on October 27, 2011. We issued 7,412 shares of restricted stock to Mr. Geringer on June 20, 2012 for his service on the Board. 2,918 of such shares vested on October 26, 2012 and 4,494 of such shares vested on June 20, 2013. We issued 1,007 shares of restricted stock to Mr. Geringer on June 19, 2013 for his service on the Board. Such shares vested on June 19, 2014. We issued 920 shares of restricted stock to Mr. Geringer on June 18, 2014 for his service on the Board. Such shares vested on June 18, 2015. We issued 1,403 shares of restricted stock to Mr. Geringer on June 17, 2015 for his service on the Board. Such shares vested on June 17, 2016. We issued 2,045 shares of restricted stock to Mr. Geringer on June 15, 2016 for his service on the Board. Such shares will vest on June 15, 2017.

(12)	We issued 447 shares of restricted stock to Mr. Earley when he joined the Board on March 28, 2014, which shares are fully vested. We issued 460 shares of restricted stock to Mr. Earley on June 18, 2014 for his service on the Board. Such shares vested on June 18, 2015. We issued 1,403 shares of restricted stock to Mr. Earley on June 17, 2015 for his service on the Board. Such shares vested on June 17, 2016. We issued 2,045 shares of restricted stock to Mr. Earley on June 15, 2016 for his service on the Board. Such shares will vest on June 15, 2017.

(13)	We issued 1,101 shares of restricted stock to Mr. Gordon when he joined the Board on October 19, 2016. Such shares will vest on June 15, 2017.

(14)	We issued 1,101 shares of restricted stock to Dr. Weaver when she joined the Board on October 19, 2016. Such shares will vest on June 15, 2017.

EXECUTIVE OFFICERS

The Company’s current executive officers are:

•	R. Dirk Allison;

•	W. Bradley Bickham;

•	Brian Poff;

•	James “Zeke” Zoccoli;

•	Darby Anderson; and

•	Brenda Belger.

R. Dirk Allison—The principal occupation and employment experience of Mr. Allison during the last five years is set forth above under the heading “Directors Whose Terms of Office Will Continue after this Meeting—Directors Whose Terms Expire in 2018.”

W. Bradley Bickham, age 54, has served as Executive Vice President and Chief Operating Officer of Addus HealthCare since January 2017. Mr. Bickham has served in a variety of senior leadership roles in both public and private healthcare companies over the past fourteen years, following tenures in the legal and accounting fields. From September 2014 to January 2017, he was Senior Vice President and Chief Legal Officer for United Surgical Partners International, the nation’s largest ambulatory surgery provider. Previously, he was Executive Vice President and Chief Legal Officer for a number of firms, including Correctional Healthcare Companies from October 2013 to August 2014 and CCS Medical from August 2012 to July 2013. He also served as Vice President, and later Senior Vice President and General Counsel for Odyssey HealthCare from June of 2003 through its acquisition by Gentiva Health Services in 2010.

Brian Poff, age 43, has served as Executive Vice President and Chief Financial Officer of Addus HealthCare since May 2016. Mr. Poff has served in a number of financial positions in both public and private healthcare companies for the past 16 years. From October 2015 to April 2016, he served as Chief Financial Officer of Oceans Healthcare. Prior to Oceans, Mr. Poff served as Senior Vice President of Finance and Chief Accounting Officer for CCS Medical, one of the nation’s largest providers of mail order diabetic supplies, from November 2011 to October 2015. Before CCS Medical, Mr. Poff served as the Corporate Controller for AccentCare, Inc., one of the nation’s leading providers of home health services. Mr. Poff also held the position of Division Chief Financial Officer—Hospice Services for Gentiva Health Services, a $2 billion provider of home health and hospice services and served as Assistant Controller for Odyssey HealthCare, Inc., a $700 million hospice provider. Before working with Odyssey, he served as the Controller for Horizon Health Corporation until its buyout from Psychiatric Solutions, Inc., when he was elevated to the role of Division CFO. Mr. Poff earned a Bachelor of Business Administration in Accounting from Sam Houston State University.

James “Zeke” Zoccoli, age 60, has served as Executive Vice President and Chief Information Officer of Addus HealthCare since February 2016. Mr. Zoccoli joined the Company from Heart to Heart Hospice, LLC, where he served as Senior Vice President and CIO since September 2014. Previously, he was Executive Vice President, COO and CIO at CCS Medical from 2011 to 2014. He was Senior Vice President, CIO at Gentiva Health Services from 2010 to 2011, after its acquisition of Odyssey Healthcare, where he was Vice President, Information Technology. Prior to Odyssey, Mr. Zoccoli held similar positions at Horizon Health Corporation and LifeCare Management Services. Mr. Zoccoli earned his B.A. in Economics and History from the State University of New York at Oswego.

Darby Anderson, age 51, has served as Executive Vice President and Chief Development Officer of Addus HealthCare since December 2014. Mr. Anderson previously served as Senior Vice President of Addus Healthcare, a position he held from June 2013 until his promotion in December 2014. He was previously Vice President of Home and Community Services of Addus HealthCare since October 2007. Mr. Anderson joined Addus HealthCare in

1996, starting as a Regional Manager, Midwest until his promotion in 2001 to Regional Vice President, Midwest and East. Mr. Anderson earned a Bachelor of Science degree from Michigan State University.

Brenda Belger, age 62, has served as Executive Vice President and Chief Human Resource Officer since June 2016. Ms. Belger has served in a number of human resource positions in both public and private healthcare companies for the past 16 years. From July 2011 to August 2013, she was Senior Vice President, Human Resources, for CCS Medical, Inc., one of the nation’s largest providers of mail-order diabetic supplies. From April 1997 to August 2010, Ms. Belger served as Senior Vice President, Human Resources, for Odyssey HealthCare, Inc., a $700 million national hospice provider. Prior to 1997, she served in both Human Resource and Finance positions in various industries, including telecommunications, manufacturing and food service. Ms. Belger earned a B.A. in Finance and Human Resource Management from the University of Northern Iowa.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of this compensation discussion and analysis is to provide information about the material elements of compensation that is paid or awarded to, or earned by, our named executive officers.

Named Executive Officers

Our named executive officers for the last completed fiscal year were as follows:

•	R. Dirk Allison, President and Chief Executive Officer;

•	Brian Poff, Executive Vice President, Chief Financial Officer, Treasurer and Secretary;

•	James “Zeke” Zoccoli, Executive Vice President and Chief Information Officer;

•	Darby Anderson, Executive Vice President and Chief Development Officer; and

•	Brenda Belger, Executive Vice President and Chief Human Resource Officer.

Overview of our Compensation Program and Compensation Philosophy and Objectives

Our compensation and benefits programs are designed to attract and retain talented, qualified executives to manage and lead the Company, to motivate them to pursue corporate objectives and to maximize the long-term growth of the Company. We believe that our compensation program allows us to meet the following objectives:

•

Reward the named executive officer for a job done well. While base salary, which is related to the essential elements of a named executive officer’s position, remains the primary component of a named executive officer’s compensation, our performance-based cash and equity compensation plans comprise a significant portion of compensation.

•

Compensate named executive officers within market standards. We believe that competitive pay, together with our significant growth opportunities and employee-centered corporate culture, allow us to attract and retain top-quality executives. To ensure the competitiveness of our compensation levels within the comparable markets for executive talent, we direct the conduct of periodic independent consulting studies to evaluate our executive compensation program in comparison to pertinent market data and specified peer companies.

•

Provide compensation that is fair to the named executive officer and the Company. We believe that it is important for named executive officers to be fairly compensated, at levels reflective of their talents and experience, and the scope of their job responsibilities. We also believe that it is important that each named executive officer perceives that his or her compensation is fair and equitable relative to his or her peers and others in the organization. This perceived equity promotes executive retention and satisfaction, and is consistent with our beliefs and values.

•

Create a high-performance culture. We believe that named executive officers should strive to achieve and exceed performance expectations, and drive the growth and success of the business. We also believe that superior performance warrants superior rewards. Our merit-based salary increases and performance-based cash and equity compensation plans are designed to promote this high-performance culture and motivate our executives to achieve at their highest potential.

2016 Advisory Vote on Executive Compensation

The Compensation Committee reviewed the results of the 2016 shareholder advisory vote on named executive officer compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Since a substantial majority (over 98%) of shares voted at our 2016 annual meeting of shareholders approved the compensation program described in our 2016 Proxy Statement, the Compensation Committee did not implement changes to our 2017 executive compensation program as a direct result of the shareholders’ advisory vote.

Role of the Compensation Committee, Consultants and Executive Officers in Determining Executive Compensation

The targeted compensation range and amount of each element of our compensation program is determined by our Compensation Committee at the time of initial hire or promotion, taking into consideration our results of operations, long and short-term goals, the competitive market for the named executive officer and general economic factors. We then review compensation on an annual basis as described below. We seek to combine the components of our executive compensation program to achieve a total compensation level appropriate for our size and corporate performance. We then determine the amount of each element of compensation based on our compensation objectives.

Role of the Compensation Committee

The Compensation Committee has primary responsibility for all compensation decisions relating to our named executive officers. The Compensation Committee reviews the aggregate level of our executive compensation, as well as the mix of elements used to compensate our named executive officers on an annual basis. In addition, the targeted compensation range for each executive, along with the amount of each program element, is determined by the Compensation Committee. During 2016, the Compensation Committee engaged FW Cook as its independent compensation consultant to provide advice as discussed in the following paragraph, which advice was used in making compensation decisions for 2016 and 2017.

Role of the Independent Compensation Consultant

The Compensation Committee has the authority to retain a compensation consultant or obtain advice from external legal, accounting or other advisors to assist in the evaluation of executive compensation. The Compensation Committee retained FW Cook as its outside compensation consultant during 2016. During 2016, FW Cook provided updated benchmarking information (as discussed below) and assisted the Compensation Committee with revising the Company’s performance-based cash and equity compensation plans, including with respect to the target pay mix for the named executive officers’ total compensation packages, the performance slope for determining achievement of performance objectives under our annual performance-based plans and the use of stock option grants in our long-term incentive program. See “Compensation Discussion and Analysis—Performance-Based Equity Compensation.”

The Compensation Committee reviewed the independence of FW Cook as required by SEC rules and NASDAQ listing standards regarding compensation consultants and has concluded that the respective work of each of FW Cook for the Compensation Committee does not raise any conflict of interest. All work performed by the compensation consultants is subject to review and approval of the Compensation Committee. FW Cook provided no other services to the Company and only received fees from the Company on behalf of the Compensation Committee.

Benchmarking

To ensure that our executive compensation program is competitive, the Compensation Committee reviewed an analysis of executive compensation at the following peer group companies assembled by FW Cook:

• Civitas Solutions, Inc.	• Almost Family Inc.	• US Physical Therapy Inc.
• Amedisys Inc.	• Alliance Healthcare Services, Inc.	• AAC Holdings, Inc.
• National Healthcare Corporation	• Sunlink Health Systems Inc.	• LHC Group, Inc.
• Diversicare Healthcare Services Inc.

In determining our peer group, we selected companies with comparable revenue levels providing broad healthcare services within the healthcare industry. We removed Providence Service Corporation from our peer group as it has become too large to be considered a peer of the Company. FW Cook calculated the median 2016 total compensation (including the grant fair value of equity incentives) for this peer group. The Compensation Committee also reviewed data comparing individual compensation for these persons to the average compensation for comparable offices paid by the peer group.

Role of the Executive Officers

During 2016, Mr. Allison regularly participated in meetings of the Compensation Committee at which compensation actions involving our named executive officers (other than Mr. Allison) were discussed. Mr. Allison assisted the Compensation Committee by making recommendations and answering Compensation Committee member questions regarding compensation actions relating to the named executive officers other than himself. Mr. Allison recused himself and did not participate in any portion of any meeting of the Compensation Committee at which his compensation was discussed.

Elements of Our Executive Compensation Program

The compensation we provide to our named executive officers is primarily comprised of three elements: base salary, performance-based cash compensation, and performance-based equity compensation. We believe that offering these elements of compensation allows us to meet each of the objectives of our compensation philosophy, as well as to remain competitive with the market for acquiring executive talent. We also provide our named executive officers with certain other benefits and perquisites that are discussed below under “Other Compensation.”

Base Salary

We utilize base salary as the primary means of rewarding our named executive officers for their individual job performance, providing them a secure level of guaranteed cash compensation, and encouraging them to focus on their most important priorities and initiatives. The Compensation Committee may adjust executive base salary levels based on performance, competitive market conditions, and/or changes in position scope and responsibilities.

We agree upon a base salary, which is not “at risk,” with each named executive officer at the time of initial employment or promotion, which historically has been reflected in employment agreements. The amount of base salary initially offered to a new or newly-promoted named executive officer agreed upon reflects our views as to the individual named executive officer’s scope of anticipated responsibilities; past experience; and future potential to add value through performance, knowledge, skills and expertise. This base salary level is also based on competitive industry salary practices.

A named executive officer may receive a merit-based salary increase to the extent such named executive officer is eligible pursuant to his or her employment agreement. In addition, we may adjust salary due to other circumstances, such as a change in responsibilities or position. Executive merit-based salary increases, to the extent permitted by a named executive officer’s employment agreement, have generally been determined based on the named executive officer’s performance of key Company and divisional or departmental objectives, as well as his or her effectiveness in performing his or her role.

In 2017, the following named executive officers received the following salary increases, effective as of the first payroll period beginning after February 27, 2017: Dirk Allison—from $500,000 to $525,000; Brian Poff—from $300,000 to $340,000; James Zoccoli—from $325,000 to $340,000; Darby Anderson—from $306,000 to $315,000; and Brenda Belger—from $250,000 to $275,000.

Performance-Based Cash Compensation

A significant part of each named executive officer’s annual cash compensation is awarded under our individualized performance-based cash compensation plans. Bonuses under these plans are intended to incentivize and reward our named executive officers for the achievement of certain financial objectives. Historically these objectives have been a mix of corporate performance goals and individually tailored performance criteria. Beginning in 2017, the Compensation Committee decided to eliminate all individually tailored performance criteria for named executive officers and base all performance-based cash compensation on the achievement of pre-established Company Adjusted EBITDA (defined below) targets, in order to more directly align this element of compensation with shareholder value. Performance-based cash compensation is designed to be “at risk,” with the named executive officer only receiving the maximum bonus if performance exceeds our expectations.

Our financial objectives are established to drive performance at or above Company budgetary levels, requiring that internal budget levels be exceeded to achieve the maximum bonus potential. When we used individual performance objectives, they were intended to add economic value and align each named executive officer’s compensation with expectations of leadership and achievement placed on the individual to realize various aspects of our business plan.

For Mr. Allison, the award opportunity for 2016 performance was based 100% on the achievement of certain levels of Company earnings before interest expense, income taxes, depreciation and amortization, stock-based compensation expense, restructure charges and severance and other costs (“Adjusted EBITDA”). For each of Messrs. Poff, Zoccoli and Anderson and Ms. Belger, the award opportunity for 2016 performance was based 75% on the achievement of certain levels of Adjusted EBITDA by the Company and 25% on the achievement of individual performance goals (“MIT” goals). The target Adjusted EBITDA goal was set based on the budget/forecast for the period reflecting a level of performance which at the time was anticipated to be challenging, but achievable. The threshold Adjusted EBITDA goal was set to be reflective of performance at which the Compensation Committee believed a portion of the award opportunity should be earned. The maximum level was set well above the target, requiring exemplary performance. The MIT goals were separately established for each named executive officer other than Mr. Allison and were anticipated to be challenging, but achievable. MIT performance is measured based on the Compensation Committee’s subjective evaluation of the named executive officer’s performance during the fiscal year. The table which follows provides the Adjusted EBITDA performance goals established by the Compensation Committee for 2016 as well as the actual level of performance achieved (dollars in thousands):

	ADJUSTED EBITDA GOALS
	Threshold	Target	Maximum	Actual
Adjusted EBITDA	$28,657	$31,841	$35,025	$32,093

The target amount for each annual performance bonus is set as a percentage of the named executive officer’s base salary and is based on the achievement of certain performance objectives. The target opportunity for Mr. Allison in 2016 was 80% of base salary. For each of Messrs. Poff, Zoccoli and Anderson and Ms. Belger in 2016, the target opportunity was 50%. Threshold performance objectives must be met in order for any payout to occur and payouts cannot exceed the maximum level, as set forth in the table below. The bonus plans are structured so that a named executive officer may receive a portion of the target amount based on achievement of one or more financial or non-financial objectives, but may not receive another portion of the bonus if other objectives are not achieved. The following table shows the annual incentive opportunities and actual bonus percentages earned for our named executive officers with respect to 2016 performance:

		Adjusted EBITDA				MIT
Name	Base Salary	Threshold % of Base Salary	Target % of Base Salary	Maximum % of Base Salary	Actual % of Base Salary Earned	Threshold % of Base Salary	Target % of Base Salary	Maximum % of Base Salary	Actual % of Base Salary Earned
Mr. Allison	$500,000	40	80	120	84	—	—	—	—
Mr. Poff	$300,000	18.75	37.5	56.25	39.375	6.25	12.5	18.75	13.125
Mr. Zoccoli	$325,000	18.75	37.5	56.25	39.375	6.25	12.5	18.75	13.125
Mr. Anderson	$306,000	18.75	37.5	56.25	39.375	6.25	12.5	18.75	13.125
Ms. Belger	$250,000	18.75	37.5	56.25	39.375	6.25	12.5	18.75	13.125

For named executive officers who began employment during 2016, these percentages were applied to the portion of base salaries actually earned in 2016.

At its meeting on February 28, 2017, in light of the numerous strategic objectives that were accomplished in 2016 but were not reflected in Adjusted EBITDA, the Compensation Committee decided to award additional, discretionary bonus payouts for named executive officers as follows:

Name	Discretionary Bonus
Mr. Allison	$105,000
Mr. Poff	$45,075
Mr. Zoccoli	$65,623
Mr. Anderson	$68,850
Ms. Belger	$32,750

Also at its meeting on February 28, 2017, in order to more fully align the interests of management with shareholder value, the Compensation Committee decided to eliminate individual objectives and base all performance-based annual bonus opportunities on achievement of target levels of Adjusted EBITDA. The Compensation Committee set the 2017 Adjusted EBITDA performance target at $35,060, with a threshold of 50% payout at 90% of the Adjusted EBITDA target, and a maximum of 150% payout at 110% of the Adjusted EBITDA target (and linear interpolation within those ranges). The Compensation Committee set target bonuses as a percentage of 2017 base salary as follows:

Name	Target % of Base Salary
Mr. Allison	100%
Mr. Poff	75%
Mr. Zoccoli	75%
Mr. Anderson	75%
Ms. Belger	75%
Mr. Bickham	75%

Performance-Based Equity Compensation

We believe compensation in the form of incentive equity awards aligns the interests of our named executive officers with the interests of our shareholders, and rewards our named executive officers for superior corporate performance. We believe this form of compensation is particularly effective for those individuals who have the most impact on the management and success of our business, providing them with a valuable long-term incentive while providing us with a valuable retention tool through the use of vesting periods. We also believe that equity incentives are an important part of a competitive compensation structure necessary to attract and retain talented named executive officers.

The long-term incentive component of our executive compensation program is designed to provide our senior management with performance-based award opportunities, to drive superior long-term performance and to align the interests of our senior management with those of our shareholders.

For Messrs. Allison, Poff, Zoccoli and Anderson and Ms. Belger, the award opportunity for 2016 performance was based 100% on the achievement of Adjusted EBITDA as described above in the description of Performance-Based Cash Compensation.

The target amount for each performance-based equity plan is set as a fixed dollar amount and is based on the achievement of certain performance objectives. The target opportunity for Mr. Allison in 2016 was $375,000, or 75% of his base salary, plus, pursuant to its authority under Mr. Allison’s employment contract, authority to grant additional equity. For each of Messrs. Poff, Zoccoli and Anderson and Ms. Belger in 2016, the target opportunity was $180,000. As with the Performance-Based Cash Compensation, the Compensation Committee set a threshold of 50% payout at 90% of the Adjusted EBITDA target, and a maximum of 150% payout at 110% of the Adjusted EBITDA target (and linear interpolation within those ranges). Since the Company achieved Adjusted EBITDA in 2016 equal to 101% of the Adjusted EBITDA target, the dollar value of equity awarded to Mr. Allison was $393,750, and the dollar value of equity awarded to each of Messrs. Poff, Zoccoli and Anderson and Ms. Belger was $189,000. In addition, pursuant to its authority under Mr. Allison’s employment agreement, the Compensation Committee granted Mr. Allison additional equity with a dollar value of $306,250.

The dollar values derived from the calculations set forth above were converted into equity using the closing price of the Company’s common stock on March 3, 2017. 50% of the grants were in the form of restricted stock, vesting over 3 years, and the remaining 50% were in the form of stock options, vesting over 3 years and with an exercise equal to the closing price of the Company’s common stock on March 3, 2017.

The amounts of these grants, which were made under the Company’s Amended and Restated 2009 Equity Incentive Plan (the “2009 Plan”), were as follows:

Name	Stock Options	Restricted Stock Awards
Mr. Allison	24,961	10,279
Mr. Poff	6,740	12,775
Mr. Zoccoli	6,740	2,775
Mr. Anderson	6,740	2,775
Ms. Belger	6,740	2,775

On February 28, 2017, the Company’s Compensation Committee authorized the Company to grant 10,000 restricted shares of the Company’s common stock to Brian Poff, effective as of March 3, 2017 in recognition of his accomplishments since becoming Chief Financial Officer. These restricted shares will vest in equal parts over the first three anniversaries of the date of grant.

During 2016, the following newly appointed named executive officers received the following grants of restricted stock and stock options in connection with the beginning of their employment:

Name	Stock Options	Restricted Stock Awards
Mr. Allison	150,000	10,000
Mr. Poff	40,000	10,000
Mr. Zoccoli	50,000	10,000
Ms. Belger	25,000	10,000

2017 Awards

For 2017, the Compensation Committee retained achievement of target levels of Adjusted EBITDA as the sole criteria for Performance-Based Equity Compensation, with the Adjusted EBITDA performance target at $35,060, with a threshold of 50% of target grant at 90% of the Adjusted EBITDA target, and a maximum of 150% of target grant at 110% of the Adjusted EBITDA target. Finally, the Compensation Committee set the target value of equity grants as a fixed dollar amount, as follows:

Name	Target $ Amount
Mr. Allison	700,000
Mr. Poff	180,000
Mr. Zoccoli	180,000
Mr. Anderson	180,000
Ms. Belger	180,000
Mr. Bickham	180,000

In connection with Brad Bickham becoming Executive Vice President and Chief Operating Officer, the Company’s Compensation Committee authorized the Company to grant an option to purchase 50,000 shares of common stock and (ii) 10,000 restricted shares of common stock to Mr. Bickham, effective as of January 16, 2017. These awards vest in equal installments on each of the first four anniversaries of the date of grant.

Other Compensation

In addition to the primary compensation elements discussed above, we provide our named executive officers with limited benefits and perquisites as described below in footnote 4 to the Summary Compensation Table. We consider these additional benefits to be a part of a named executive officer’s overall compensation. These benefits generally do not impact the level of other compensation paid to our named executive officers, due to the fact that the incremental cost to us of these benefits and perquisites represents a small percentage of each named executive officer’s total compensation package. We believe that these enhanced benefits and perquisites provide our named executive officers with security, convenience and support services that allow them to focus attention on carrying out their responsibilities to us. In addition, we believe that these benefits and perquisites help us to be competitive and retain talented executives.

In addition, we offer other employee benefits to our named executive officers for the purpose of meeting current and future health and security needs for the named executive officers and their families. These benefits, which we generally offer to all eligible employees, include medical, dental and life insurance benefits, short-term disability pay, long-term disability insurance, flexible spending accounts for medical expense reimbursements and a 401(k) retirement savings plan, which matches 6% of each dollar of compensation contributed to the plan by the employee, up to the maximum allowed by the Internal Revenue Service.

Change in Control and Severance

Each of our named executive officers is eligible to receive contractually-provided severance benefits pursuant to his or her employment agreement. These severance benefits are generally intended to match the terms that we believe to be standard within the market, show the named executive officer that we have made an investment in the named executive officer and provide stability for both us and the named executive officer in a competitive market for qualified talent. We believe that providing severance protection to our named executive officers upon their involuntary termination of employment or self-termination for good reason is an important retention tool that is necessary in the competitive marketplace for talented executives. We believe that the amounts of these payments and benefits and the periods of time during which they would be provided are fair and reasonable. We generally do not take into account any amounts that may be received by a named executive officer following termination of employment when establishing current compensation levels. The terms of each arrangement were determined in negotiation with the applicable named executive officer in connection with his or her hiring and were not based on any set formula. Our equity award agreements with each of the named executive officers also generally provide for unvested options or restricted stock to vest immediately upon a change in control of the Company, provided the executive officer is actively employed by the Company as of the change in control.

We believe that these change in control and severance arrangements provide additional benefits to the Company by allowing us to receive certain covenants from our named executive officers in partial consideration of the compensation to be received upon a change in control or termination without Reasonable Cause. These covenants include agreements not to compete, agreements not to solicit our employees, payors or consumers, agreements not to disclose trade secrets and agreements not to disparage the Company. These covenants are described in further detail below under “Potential Payments upon Termination or Change in Control.”

Anti-Hedging of Company Stock

Pursuant to the Company’s Insider Trading Policy, directors, officers and employees are prohibited from buying or selling put options, call options or other derivatives of Company stock, and from short sales of Company stock, without obtaining the consent of the Company’s Securities Trading Officer and the Board (or a duly appointed committee thereof).

Financial Restatements

The Compensation Committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash- or equity-based incentive compensation paid to named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement.

In 2015 the SEC issued proposed rules regarding the adoption of “clawback” policies by publicly listed companies in accordance with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). When final SEC rules implementing these requirements have become effective, publicly listed companies will be required to adopt a “clawback” policy providing for the recovery of certain incentive-based compensation from the executive officers of the company in the event the company is required to restate its financials as a result of material noncompliance of the company with any financial reporting requirements under the securities laws. The Company intends to adopt a compensation recoupment policy that will comply with the requirements of the Dodd-Frank Act once such final rules have become effective.

Effect of Accounting and Tax Treatment on Compensation Decisions

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million for the Chief Executive Officer of the Company and each of the three next most highly compensated executive officers (other than the Chief Financial Officer). The 2009 Plan, and the 2017 Omnibus Incentive Plan, if adopted by our shareholders at this Annual Meeting, are designed to allow us to grant awards that may qualify for the performance-based exception to the Code Section 162(m) deductibility limit. Historically, while the Company has generally considered the financial accounting and tax implications of executive compensation decisions, these implications have not been material considerations and compensation has not been specifically designed to meet the Code Section 162(m) performance-based exception because our named executive officers generally have received compensation which is below the $1 million threshold for Code Section 162(m) purposes. The Compensation Committee retains the flexibility to award compensation that may exceed the limitation on deductibility under Code Section 162(m) when it believes it is in the Company’s and shareholders’ best interests.

Hiring of New Chief Operating Officer in 2017

The Company entered into an employment agreement with W. Bradley Bickham to become Chief Operating Officer, effective January 16, 2017. Mr. Bickham is entitled to an initial base salary at an annual rate of $350,000 and received initial grants on January 16, 2017 of (i) an option to purchase 50,000 shares of common stock and (ii) 10,000 restricted shares of common stock.

The terms of the employment agreement with Mr. Bickham are generally consistent with those of the named executive officers (except Mr. Allison) and provide for substantially the same severance benefits and non-competition and non-solicitation restrictions.

On April 25, 2017, we amended and restated Mr. Bickham’s employment agreement to: (i) change the governing law of the agreement from Illinois to Texas; (ii) change the location of any arbitration or litigation with respect to the employment agreement from Illinois to Texas; (iii) waive each party’s right to a jury trial in the event of a dispute with respect to the employment agreement; and (iv) align the descriptions of Mr. Bickham’s performance-based compensation opportunities with the changes for 2017 described above for the named executive officers (other than Mr. Allison) under “Compensation Discussion and Analysis.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report has been approved by all members of the Compensation Committee.

Steven I. Geringer (Chairman)

Simon A. Bachleda

Mark L. First

Susan T. Weaver, M.D.

Summary Compensation Table

The following table provides information regarding the compensation earned by each of our named executive officers for the fiscal years ended December 31, 2016, 2015 and 2014. In accordance with SEC rules, compensation data is not presented for 2014 or 2015 with respect to R. Dirk Allison, Brian Poff, James Zoccoli or Brenda Belger because they were not named executive officers in those years.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
R. Dirk Allison	2016	471,154	105,000	197,100	1,373,516	420,000	23,088	2,589,858
President and Chief Executive
Officer

Brian Poff	2016	190,385	45,075	183,300	338,700	105,000	17,228	879,688
Executive Vice President, Chief
Financial Officer, Treasurer and Secretary

James Zoccoli	2016	271,250	65,623	482,200	501,790	157,896	30,535	1,509,294
Executive Vice President and
Chief Information Officer

Darby Anderson	2016	310,615	68,850	301,025	209,676	160,650	42,832	1,093,648
Executive Vice President and Chief	2015	293,170	—	147,747	—	52,500	12,223	505,640
Development Officer	2014	257,627	—	—	136,575	133,691	8,780	536,673

Brenda Belger	2016	142,307	32,750	200,000	231,408	76,563	14,982	698,010
Executive Vice President and
Chief Human Resource Officer

(1)	Mr. Allison’s employment began on January 16, 2016. Mr. Poff’s employment began on May 10, 2016. Mr. Zoccoli’s employment began on February 25, 2016. Ms. Belger’s employment began on June 1, 2016. In each case, base salary represents the amount of base salary earned for the period beginning on employment commencement date through December 31, 2016.

(2)	This column discloses the grant date fair value of option awards calculated in accordance with FASB ASC Topic 718. The assumptions we used in valuing options are described under the caption “Stock Options and Restricted Stock Awards” in Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)	Reflects annual cash incentive awards earned pursuant to the Company’s annual bonus program. For information regarding our annual bonus program, see “Compensation Discussion and Analysis—Performance-Based Cash Compensation.”

(4)	Other compensation for 2016 includes the following amounts:

Name	Matching Contributions ($) (4-a)	Life Insurance Premium ($) (4-b)	Personal Benefits ($) (4-c)	Reimbursed Expense ($) (4-d)	Total All Other Compensation ($)
R. Dirk Allison	—	9,334	12,923	831	23,088
Brian Poff	—	2,766	13,677	785	17,228
James Zoccoli	—	10,913	18,791	831	30,535
Darby Anderson	401	8,953	22,588	10,890	42,832
Brenda Belger	—	10,418	3,872	692	14,982

(4-a) Matching contributions paid under the Company’s 401(k) plan to each of the named executive officers.

(4-b) Term life insurance and group term life premium paid by the Company for the benefit of the named executive officers.

(4-c) The amounts in this column represent the Company’s contribution to the executive’s health and dental benefits.

(4-d) The amounts in this column represent the reimbursement of cell phone allowance and for the use of a Company vehicle.

Grants of Plan-Based Awards in 2016

The following table sets forth each grant of plan-based awards to our named executive officers during 2016:

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plans (2)			Estimated Future Payouts Under Equity Incentive Plans (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (1)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
R. Dirk Allison	3/1/2016	(3)	200,000	400,000	600,000
	3/1/2016	(4)				187,500	375,000	562,500
	1/21/2016								10,000			197,100
	1/21/2016									150,000	19.71	1,373,516
Brian Poff	5/9/2016	(3)	75,000	150,000	225,000
	5/9/2016	(4)				90,000	180,000	270,000
	5/9/2016								10,000			183,300
	5/9/2016									40,000	18.33	338,700
James Zoccoli	3/1/2016	(3)	81,250	162,500	243,750
	3/1/2016	(4)				90,000	180,000	270,000
	2/25/2016								10,000			217,500
	2/25/2016									50,000	21.75	501,790
	10/6/2016								10,000			264,700
Darby Anderson	3/1/2016	(3)	76,500	153,000	229,500
	3/1/2016	(4)				90,000	180,000	270,000
	2/29/2016								10,000			227,000
	2/29/2016									20,000	22.70	209,676
	3/15/2016								4,375			74,025
Brenda Belger	3/1/2016	(3)	62,500	125,000	187,500
	3/1/2016	(4)				90,000	180,000	270,000
	6/1/2016								10,000			200,000
	6/1/2016									25,000	20.00	231,408

(1)	This column discloses the grant date fair value of restricted stock and option awards calculated in accordance with FASB ASC Topic 718. The assumptions we used in valuing the awards are described under the caption “Stock Options and Restricted Stock Awards” in Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	For named executive officers who began employment during 2016, actual payout amounts were adjusted to account for the portion of 2016 not worked.

(3)	Award made pursuant to the Company’s 2016 Performance-Based Cash Compensation Plan, and described in further detail above under “Compensation Discussion & Analysis—Performance-Based Cash Compensation.”

(4)	Award made pursuant to the Company’s 2016 Performance-Based Equity Compensation Plan, and described in further detail above under “Compensation Discussion & Analysis—Performance-Based Equity Compensation.”

Outstanding Equity Awards at 2016 Fiscal Year End

The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2016:

	Number of Securities Underlying Unexercised Option (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($) (8)
Name	Exercisable	Unexercisable
R. Dirk Allison		150,000	(1)	19.71	1/21/2026
						10,000	350,500
Brian Poff	—	40,000	(2)	18.33	5/9/2026
						10,000	350,500
James Zoccoli	—	50,000	(3)	21.75	2/25/2026
						20,000	701,000
Darby Anderson	9,000	—		5.93	5/9/2021
	6,000	—		4.62	4/30/2022
	5,625	1,875	(4)	8.91	3/11/2023
	4,453	—		8.91	3/11/2023
	8,466	4,232	(5)	23.10	4/4/2024
	—	20,000	(6)	22.70	2/28/2026
						18,728	656,416
Brenda Belger	—	25,000	(7)	20.00	6/1/2026
						10,000	350,500

(1)	Unexercisable options for Mr. Allison will vest in four equal installments on each of January 21, 2017, 2018, 2019 and 2020.

(2)	Unexercisable options for Mr. Poff will vest in four equal installments on each of May 9, 2017, 2018, 2019 and 2020.

(3)	Unexercisable options for Mr. Zoccoli will vest in four equal installments on each of February 25, 2017, 2018, 2019 and 2020.

(4)	Mr. Anderson’s unexercisable options will vest on March 11, 2017.

(5)	Mr. Anderson’s unexercisable options will vest on April 4, 2017.

(6)	Mr. Anderson’s unexercisable options will vest in four equal installments on each of February 28, 2017, 2018, 2019 and 2020.

(7)	Ms. Belger’s unexercisable options will vest in four equal installments on each of June 1, 2017, 2018, 2019 and 2020.

(8)	The value for Messrs. Allison, Poff, Zoccoli, and Anderson and Ms. Belger equals the number of shares of unvested restricted stock held by each of Messrs. Allison, Poff, Zoccoli, and Anderson and Ms. Belger, respectively, as of December 31, 2016, multiplied by the market price of Company common stock at the close of December 31, 2016, which was $35.05 per share.

Option Exercises and Stock Vested During Fiscal Year 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
R. Dirk Allison	—	—	1,403	26,208
Brian Poff	—	—	—	—
James Zoccoli	—	—	—	—
Darby Anderson	29,951	769,436	2,176	40,669
Brenda Belger	—	—	—	—

(1)	Value realized upon the exercise of option awards is based on the difference between the actual price at which the exercised shares were sold and the exercise price of the options.

(2)	The value of Mr. Allison’s vested stock award is based on the market price of the Company common stock at the end of June 17, 2016, the vesting date, which was $18.68. The value of Mr. Anderson’s vested stock award is based on the market price of the Company common stock at the end of March 11, 2016, the vesting date, which was $18.69.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit pension plans sponsored by us.

2016 Nonqualified Deferred Compensation

None of our named executive officers participates in or has account balances in non-qualified deferred compensation plans sponsored by us.

Employment Agreements

We have entered into employment agreements with each of our named executive officers.

Employment Agreement with Mr. Allison

We entered into an employment agreement with Mr. Allison effective February 29, 2016. The initial term of Mr. Allison’s agreement is four years from the agreement’s effective date; after the initial term, the agreement automatically renews for successive one-year terms, unless either party provides at least 180 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Mr. Allison is entitled to an annual base salary of $500,000, subject to annual review and adjustment upward by our Compensation Committee thereafter. In addition, in the event that the Company attains a certain percentage of its annual performance target, which target is determined by the Board in its sole discretion, Mr. Allison is eligible to receive: (1) stock-based compensation with a target of up to 75% of his annual base salary, and (2) cash-based compensation with a target of up to 105% of his annual base salary. Mr. Allison is entitled to receive benefits paid to similarly situated employees, which includes, at a minimum, participation in health, disability and vacation plans. Mr. Allison is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

On January 21, 2016, in consideration of his agreement to serve as the Company’s Chief Executive Officer, we granted Mr. Allison non-qualified stock options under the 2009 Plan to purchase 150,000 shares of the Company’s common stock and issued Mr. Allison 10,000 shares of restricted stock, subject to the terms and conditions in the 2009 Plan and the applicable award agreement. The options and the shares of restricted stock, respectively, vest in equal installments on each of the first four anniversaries of the grant date.

On April 25, 2017, we amended and restated Mr. Allison’s employment agreement to: (i) reflect the increase of his base salary to $525,000; (ii) remove the provision that curtailed any severance he might receive upon commencing new employment; (iii) change the governing law of the agreement from Illinois to Texas; (iv) change the location of any arbitration or litigation with respect to the employment agreement from Illinois to Texas (v) waive each party’s right to a jury trial in the event of a dispute with respect to the employment agreement; and (vi) align the descriptions of Mr. Allison’s performance-based compensation opportunities with the changes for 2017 described above under “Compensation Discussion and Analysis.”

Employment Agreement with Mr. Poff

We entered into an employment agreement with Mr. Poff effective May 10, 2016. The initial term of Mr. Poff’s agreement is four years from the agreement’s effective date; after the initial term, the agreement automatically renews for successive one-year terms, unless either party provides at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Mr. Poff is entitled to an annual base salary of $300,000, subject to annual review and adjustment upward by our Compensation Committee thereafter. In addition, at the discretion of the Compensation Committee, he is eligible to receive an annual bonus in an amount equal to up to 50% of his annual base salary, based on the Company’s evaluation of his performance compared to established Company and/or individual objectives at the target levels, and up to 75% of his annual base salary for performance against established objectives at the maximum levels. Mr. Poff is entitled to receive benefits paid to similarly situated employees, which includes, at a minimum, participation in health, disability and vacation plans, as well as receipt of a life insurance policy with a death benefit of up to five times his base salary, although we are not required to pay more than 3% of Mr. Poff’s base salary for such insurance policy. Mr. Poff is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

On the agreement’s effective date, in connection with the commencement of his employment, we granted Mr. Poff non-qualified stock options under the 2009 Plan to purchase 40,000 shares of the Company’s common stock and issued Mr. Poff 10,000 shares of restricted stock, subject to the terms and conditions in the 2009 Plan and the applicable award agreement. The options and the shares of restricted stock, respectively, vest in equal installments on each of the first four anniversaries of the grant date.

On April 25, 2017, we amended and restated Mr. Poff’s employment agreement to: (i) reflect the increase of his base salary to $340,000; (ii) remove the provision that curtailed any severance he might receive upon commencing new employment; (iii) change the governing law of the agreement from Illinois to Texas; (iv) change the location of any arbitration or litigation with respect to the employment agreement from Illinois to Texas (v) waive each party’s right to a jury trial in the event of a dispute with respect to the employment agreement; and (vi) align the descriptions of Mr. Poff’s performance-based compensation opportunities with the changes for 2017 described above under “Compensation Discussion and Analysis.”

Employment Agreement with Mr. Zoccoli

We entered into an employment agreement with Mr. Zoccoli effective February 25, 2016. The initial term of Mr. Zoccoli’s agreement is four years from the agreement’s effective date; after the initial term, the agreement automatically renews for successive one-year terms, unless either party provides at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Mr. Zoccoli is entitled to an annual base salary of $325,000, subject to annual review and adjustment upward by our Compensation Committee thereafter. In addition, at the discretion of the Compensation Committee, he is eligible to receive a performance-based annual bonus, with a target of up to 80% of his annual base salary, beginning with respect to the 2016 calendar year and each calendar year thereafter. Mr. Zoccoli is entitled to receive benefits paid to similarly situated employees, which includes, at a minimum, participation in health, disability and vacation plans, as well as receipt of a life insurance policy with a death benefit of up to five times his base salary, although we are not required to pay more than 3% of Mr. Zoccoli’s base salary for such insurance policy. Mr. Zoccoli is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

On the agreement’s effective date, in connection with the commencement of his employment, we granted Mr. Zoccoli non-qualified stock options under the 2009 Plan to purchase 50,000 shares of the Company’s common stock and issued Mr. Zoccoli 10,000 shares of restricted stock, subject to the terms and conditions in the 2009 Plan and the applicable award agreement. The options and the shares of restricted stock, respectively, vest in equal installments on each of the first four anniversaries of the grant date.

On April 25, 2017, we amended and restated Mr. Zoccoli’s employment agreement to: (i) reflect the increase of his base salary to $340,000; (ii) remove the provision that curtailed any severance he might receive upon commencing new employment; (iii) change the governing law of the agreement from Illinois to Texas; (iv) change the location of any arbitration or litigation with respect to the employment agreement from Illinois to Texas (v) waive each party’s right to a jury trial in the event of a dispute with respect to the employment agreement; and (vi) align the descriptions of Mr. Zoccoli’s performance-based compensation opportunities with the changes for 2017 described above under “Compensation Discussion and Analysis.”

Employment Agreement with Mr. Anderson

We entered into an employment agreement with Mr. Anderson on August 27, 2007. Mr. Anderson’s employment agreement was amended on September 30, 2009, in connection with the Company’s IPO. The initial term of Mr. Anderson’s agreement was four years from the agreement’s effective date; after the initial term, the agreement automatically renews for successive one-year terms, unless the Company provides at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Mr. Anderson’s base salary was originally $185,000, subject to annual review and adjustment by the Board on or about January 1 of each year starting in 2009. In addition, at the discretion of the Compensation Committee, he is eligible to receive a performance-based annual bonus, with a target of 20% of his annual base salary Effective March 11, 2016, the Compensation Committee increased Mr. Anderson’s annual base salary to $306,000.

In addition, under the agreement, Mr. Anderson is entitled to receive benefits paid to similarly situated employees, which includes, at a minimum, participation in health, disability and vacation plans, as well as receipt of a life insurance policy with a death benefit of up to five times his base salary, although we are not required to pay more than 3% of Mr. Anderson’s base salary for such insurance policy. Mr. Anderson is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

We amended Mr. Anderson’s employment agreement on December 15, 2014, to promote Mr. Anderson to Executive Vice President, Chief Development Officer, a position that reports directly to the President and Chief Executive Officer of the Company.

On April 25, 2017, we amended and restated Mr. Anderson’s employment agreement to: (i) reflect the increase of his base salary to $315,000; (ii) remove the provision that curtailed any severance he might receive upon commencing new employment; (iii) change the governing law of the agreement from Illinois to Texas; (iv) change the location of any arbitration or litigation with respect to the employment agreement from Illinois to Texas; (v) waive each party’s right to a jury trial in the event of a dispute with respect to the employment agreement; and (vi) align the descriptions of Mr. Anderson’s performance-based compensation opportunities with the changes for 2017 described above under “Compensation Discussion and Analysis.”

Employment Agreement with Ms. Belger

We entered into an employment agreement with Ms. Belger effective June 1, 2016. The initial term of Ms. Belger’s agreement is four years from the agreement’s effective date; after the initial term, the agreement automatically renews for successive one-year terms, unless either party provides at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Ms. Belger is entitled to an annual base salary of $250,000, subject to annual review and adjustment upward by our Compensation Committee thereafter. In addition, at the discretion of the Compensation Committee, she is eligible to receive a performance-based annual bonus, with a target of up to 75% of her annual base salary, beginning with respect to the 2016 calendar year and each calendar year thereafter. Ms. Belger is entitled to receive benefits paid to similarly situated employees, which includes, at a minimum, participation in health, disability and vacation plans, as well as receipt of a life insurance policy with a death benefit of up to five times her base salary, although we are not required to pay more than 3% of Ms. Belger’s base salary for such insurance policy. Ms. Belger is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

On the agreement’s effective date, in connection with the commencement of her employment, we granted Ms. Belger non-qualified stock options under the 2009 Plan to purchase 25,000 shares of the Company’s common stock and issued Ms. Belger 10,000 shares of restricted stock, subject to the terms and conditions in the 2009 Plan and the applicable award agreement. The options and the shares of restricted stock, respectively, vest in equal installments on each of the first four anniversaries of the grant date.

On April 25, 2017, we amended and restated Ms. Belger’s employment agreement to: (i) reflect the increase of her base salary to $315,000; (ii) remove the provision that curtailed any severance she might receive upon commencing new employment; (iii) change the governing law of the agreement from Illinois to Texas; (iv) change the location of any arbitration or litigation with respect to the employment agreement from Illinois to Texas; (v) waive each party’s right to a jury trial in the event of a dispute with respect to the employment agreement; and (vi) align the descriptions of Ms. Belger’s performance-based compensation opportunities with the changes for 2017 described above under “Compensation Discussion and Analysis.”

Restrictive Covenants

The right for Mr. Allison to receive severance benefits is conditioned on strict compliance with certain covenants, including:

•	for two years after the executive officer’s termination:

•	noncompetition within 50 miles of any of our locations;

•	nonsolicitation of business from any of our consumers or payors; and

•	nonsolicitation of our employees, referral sources or other business contacts;

•	nondisclosure of trade secrets; and

•	nondisparagement of the Company.

The right for Messrs. Poff, and Zoccoli, and Ms. Belger, to receive severance benefits is conditioned on strict compliance with certain covenants, including:

•	for one year after the executive officer’s termination:

•	noncompetition within 50 miles of any of our locations;

•	nonsolicitation of business from any of our consumers or payors; and

•	nonsolicitation of our employees, referral sources or other business contacts;

•	nondisclosure of trade secrets; and

•	nondisparagement of the Company.

The right for Mr. Anderson to receive severance benefits is conditioned on strict compliance with certain covenants, including:

•	for the greater of one year after the executive officer’s termination or the period during which the executive is receiving severance payments:

•	noncompetition within 30 miles of any of our locations;

•	nonsolicitation of business from any of our consumers or payors; and

•	nonsolicitation of our employees, referral sources or other business contacts;

•	nondisclosure of trade secrets; and

•	nondisparagement of the Company.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with Messrs. Allison, Poff, Zoccoli, and Anderson, and Ms. Belger, described above, that provide for payments and benefits in the event of termination of employment. Under the employment agreements, each named executive officer is entitled to severance benefits if we terminate his or her employment other than for Reasonable Cause. Messrs. Allison, Poff, and Zoccoli, and Ms. Belger, are entitled to severance enhancements in the event they experience a termination by the Company without Reasonable Cause in connection with a Change in Control, and are also entitled to severance benefits if they resign with Good Reason.

Reasonable Cause

Under the employment agreements for Messrs. Allison, Poff, and Zoccoli, and Ms. Belger, Reasonable Cause is defined as:

•	material breach or omission by the executive of any of his or her duties or obligations under his or her employment agreement, if unremedied after notice;

•	the executive willfully engaging in any action that materially damages, or that may reasonably be expected to materially damage, the Company or our business or goodwill;

•	any breach by the executive officer of his or her fiduciary duties;

•	commission of any act involving fraud, the misuse or misappropriation of our money or property, any felony, the habitual use of drugs or other intoxicants or chronic absenteeism;

•	gross negligence or willful misconduct by the executive;

•	gross insubordination by the executive, including intentional disregard of any directive from the Chief Executive Officer, or Board (solely the Board, in the case of Mr. Allison); or

•	failure to perform any material directive in a timely and effective manner, with a failure to timely cure such nonperformance after notice.

Under the employment agreement for Mr. Anderson, Reasonable Cause is defined as:

•

death or mental or physical disability of the executive so that, in the opinion of an independent physician retained by the Company, the executive would be unable to perform his duties in a manner satisfactory to us for 90 days out of any consecutive 180-day period;

•	material breach or omission by the executive of any of his duties or obligations under his or her employment agreement, except for those caused by the executive’s disability;

•	the executive engaging in any action that materially damages, or that may reasonably be expected to materially damage, the Company or our business or goodwill;

•	any breach by the executive officer of his fiduciary duties;

•	commission of any act involving fraud, the misuse or misappropriation of our money or property, any felony, the habitual use of drugs or other intoxicants or chronic absenteeism;

•	gross negligence or willful misconduct by the executive which is materially injurious to the Company;

•	gross insubordination by the executive, including intentional disregard of any directive from the President and Chief Executive Officer, or Board; or

•	failure to perform any material duty in a timely and effective manner, with a failure to timely cure such nonperformance after notice.

Good Reason

Under the employment agreement for Mr. Allison, Good Reason is defined as:

•	any reduction in base salary;

•	any material reduction in employment duties and responsibilities;

•	removal by the Company as Chief Executive Officer or as a member of the Board;

•	any material breach by the Company of any material term of the agreement, other than a breach which is remedied by the Company within 10 days after receipt of written notice given by the executive; or

•	a change in his direct reporting duty to a person other than the Board.

Under the employment agreements for Messrs. Poff and Zoccoli, and Ms. Belger, Good Reason is

defined as:

•	any reduction in base salary;

•	any material reduction in employment duties and responsibilities;

•	any willful breach by the Company of any material term of the agreement, other than a breach which is remedied by the Company within 10 days after receipt of written notice given by the executive; or

•	a change in direct reporting duty to a person other than the Chief Executive Officer or the Board.

Severance Benefits

If we terminate a named executive officer’s employment other than for Reasonable Cause (or, in the case of Messrs. Allison, Poff, and Zoccoli, and Ms. Belger, the executive resigns for Good Reason), then, generally, such executive is entitled to the following:

•

Mr. Allison — (i) unpaid base salary for any period prior to the effective date of termination, (ii) a pro rata payment of bonus for any period prior to the effective date of termination, and (iii) accrued but unpaid benefits, including vacation accrued pursuant to the Company’s vacation policy. In addition, subject to strict compliance with the noncompetition, confidentiality and other covenants, Mr. Allison would receive (i) severance pay equal to his base cash compensation, which is defined as the highest base salary in effect for the executive, payable in equal installments for 24 months following termination, (ii) any unpaid bonus for a completed performance period that the Executive would have earned had he remained employed through the date of payment, and (iii) cash payments equal to the Company’s share of COBRA premiums for a period of up to 2 years.

•

Mr. Poff — (i) unpaid base salary for any period prior to the effective date of termination, (ii) a pro rata payment of bonus for any period prior to the effective date of termination, and (iii) accrued but unpaid benefits, including accrued vacation time and unused holidays (including life and disability insurance benefits if terminated due to death or disability). In addition, subject to strict compliance with the noncompetition, confidentiality and other covenants (and subject to early termination upon Mr. Poff’s commencement of employment with a new employer), Mr. Poff would receive (i) severance pay equal to his base cash compensation, which is defined as the highest base salary in effect for the executive, payable in equal installments for 12 months following termination; plus (ii) cash payments equal to the Company’s share of COBRA premiums for a period of 12 months.

•

Mr. Zoccoli — (i) unpaid base salary for any period prior to the effective date of termination, (ii) a pro rata payment of bonus for any period prior to the effective date of termination, and (iii) accrued but unpaid benefits, including accrued vacation time and unused holidays (including life and disability insurance benefits if terminated due to death or disability). In addition, subject to strict compliance with the noncompetition, confidentiality and other covenants (and subject to early termination upon Mr. Zoccoli’s commencement of employment with a new employer), Mr. Zoccoli would receive (i) severance pay equal to his base cash compensation, which is defined as the highest base salary in effect for the executive, payable in equal installments for 12 months following termination; plus (ii) cash payments equal to the Company’s share of COBRA premiums for a period of 12 months.

•

Mr. Anderson — (i) unpaid base salary for any period prior to the effective date of termination, (ii) a pro rata payment of bonus for any period prior to the effective date of termination and (iii) accrued but unpaid benefits, including accrued vacation time and unused holidays. In addition, subject to strict compliance with the noncompetition, confidentiality and other covenants, Mr. Anderson would receive (i) severance pay for one year equal to Mr. Anderson’s annual cash compensation, which is defined as the sum of the highest base salary in effect for the executive, plus the greater of the prior year’s bonus or the annualized amount of the executive’s maximum target bonus (provided that the bonus portion of the severance payment shall not exceed 50% of annual base salary), plus (ii) a cash payment equal to the Company’s share of COBRA premiums for a period of 12 months.

•

Ms. Belger — (i) unpaid base salary for any period prior to the effective date of termination, (ii) a pro rata payment of bonus for any period prior to the effective date of termination, and (iii) accrued but unpaid benefits, including accrued vacation time and unused holidays (including life and disability insurance benefits if terminated due to death or disability). In addition, subject to strict compliance with the noncompetition, confidentiality and other covenants (and subject to early termination upon Ms. Belger’ commencement of employment with a new employer), Ms. Belger would receive (i) severance pay equal to her base cash compensation, which is defined as the highest base salary in effect for the executive, payable in equal installments for 12 months following termination; plus (ii) cash payments equal to the Company’s share of COBRA premiums for a period of 12 months.

Change in Control Severance Enhancements

Messrs. Allison, Poff and Zoccoli, and Ms. Belger are entitled to severance enhancements in the event they experience a termination by the Company without Reasonable Cause in connection with a Change in Control (each as defined in their respective agreements), as follows:

•

Mr. Allison — if Mr. Allison is terminated by the Company without Reasonable Cause within six months prior to or one year following a Change in Control of the Company, then he would receive, in lieu of the amounts described above in “Severance Benefits” (and less any such severance amounts already received), (i) an amount equal to 24 months of his annual cash compensation, which is defined as the sum of the highest base salary in effect for the executive, plus the greater of the prior year’s bonus or the annualized amount of the executive’s target bonus for the current year, payable in equal installments for 24 months following termination, (ii) any unpaid bonus for a completed performance period that the Executive would have earned had he remained employed through the date of payment, and (iii) cash payments equal to the Company’s share of COBRA premiums until the earlier of (a) two years following termination or (b) the date that Mr. Allison is eligible to receive coverage and benefits from a new employer.

•

Mr. Poff — if Mr. Poff is terminated by the Company without Reasonable Cause within six months prior to or one year following a Change in Control of the Company, then he would receive, in lieu of the amounts described above in “Severance Benefits” (and less any such severance amounts already received), (i) his annual cash compensation, which is defined as the sum of the highest base salary in effect for the executive, plus the greater of the prior year’s bonus or the annualized amount of the executive’s target bonus for the current year, payable in equal installments for 12 months following termination, (ii) a pro rata portion of the bonus he would have been entitled to receive had his employment not been terminated, plus (iii) cash payments equal to the Company’s share of COBRA premiums until the earlier of (a) one year following termination or (b) the date that Mr. Poff is eligible to receive coverage and benefits from a new employer.

•

Mr. Zoccoli — if Mr. Zoccoli is terminated by the Company without Reasonable Cause within six months prior to or one year following a Change in Control of the Company, then he would receive, in lieu of the amounts described above in “Severance Benefits” (and less any such severance amounts already received), (i) his annual cash compensation, which is defined as the sum of the highest base salary in effect for the executive, plus the greater of the prior year’s bonus or the annualized amount of the executive’s target bonus for the current year, payable in equal installments for 12 months following termination, (ii) a pro rata portion of the bonus he would have been entitled to receive had his employment not been terminated, plus (iii) cash payments equal to the Company’s share of COBRA premiums until the earlier of (a) one year following termination or (b) the date that Mr. Zoccoli is eligible to receive coverage and benefits from a new employer.

•

Ms. Belger — if Ms. Belger is terminated by the Company without Reasonable Cause within six months prior to or one year following a Change in Control of the Company, then she would receive, in lieu of the amounts described above in “Severance Benefits” (and less any such severance amounts already received), (i) her annual cash compensation, which is defined as the sum of the highest base salary in effect for the executive, plus the greater of the prior year’s bonus or the annualized amount of the executive’s target bonus for the current year, payable in equal installments for 12 months following termination, (ii) a pro rata portion of the bonus she would have been entitled to receive had her employment not been terminated, plus (iii) cash payments equal to the Company’s share of COBRA premiums until the earlier of (a) one year following termination or (b) the date that Ms. Belger is eligible to receive coverage and benefits from a new employer.

Treatment of Equity Awards

Upon a Change in Control or the Executive’s Death or Disability

Pursuant to their award agreements, all of our named executive officers are also entitled to immediate vesting of their unvested options and restricted stock upon a Change in Control of the Company, provided the executive officer is actively employed by the Company as of the Change in Control, or the named executive officer’s death or Disability (each as defined in the 2009 Plan).

Post-Termination Option Exercise Periods

Under the 2009 Plan, options generally remain exercisable for a maximum of three months following the named executive officer’s termination for any reason, except (i) all options are forfeited upon a termination for Cause, (ii) vested options remain exercisable for a period of six months following termination in the event of the named executive officer’s Retirement and (iii) vested options remain exercisable for a period of twelve months following termination in the event of the named executive officer’s death or Disability (each term as defined in the 2009 Plan).

Under the Addus HomeCare Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”), options generally will remain exercisable for a maximum of three months following the named executive officer’s termination for any reason, except (i) all options will be forfeited upon a termination for Cause, (ii) vested options will remain exercisable for a period of six months following termination in the event of the named executive officer’s Retirement and (iii) vested options will remain exercisable for a period of twelve months following termination in the event of the named executive officer’s death or Disability (each term as defined in the 2017 Plan).

Potential Payments upon Termination or Change in Control Table

The following table sets forth information concerning the payments that would be received by each named executive officer upon various termination of employment scenarios, assuming the termination occurred on December 31, 2016. The table below only shows additional amounts that the named executive officers would be entitled to receive upon termination, and does not show other items of compensation that may be earned and payable at such time such as earned but unpaid base salary, bonuses or benefits:

	Payments on Termination without Reasonable Cause or for Good Reason			Payments on Termination without Reasonable Cause in Connection with a Change in Control
Name	Severance ($)	Extension of Benefits ($)	Total ($)	Value of Accelerated Equity Awards ($) (1)	Severance ($) (2)	Extension of Benefits ($)	Total ($)
Dirk Allison (3)	1,813,750	25,609	1,839,359	2,651,500	2,550,000	25,609	5,227,109
Brian Poff (4)	405,000	21,572	426,572	1,019,300	555,000	21,572	1,595,872
James Zoccoli (5)	482,896	21,572	504,468	1,366,000	645,396	21,572	2,032,968
Darby Anderson (6)	619,650	21,572	641,222	1,812,269	619,650	21,572	2,453,491
Brenda Belger (7)	326,563	6,392	332,955	726,750	451,563	6,392	1,184,705

(1)	Equity awards vest immediately upon a Change in Control or the executive’s death or Disability, each as defined under the 2009 Plan. Amounts are calculated using the market price of Company common stock at the close of December 31, 2016, which was $35.05 per share.

(2)	This payment would be in substitution of, not in addition to, the amount of severance not already paid to the executive for termination without Reasonable Cause. This amount would be reduced to the extent that the executive had already received severance prior to a Change in Control.

(3)	Upon termination without Reasonable Cause or for Good Reason, Mr. Allison’s severance payments include his base cash compensation, which is defined as the highest base salary in effect for Mr. Allison, payable in equal installments for 24 months following termination, plus an amount equal to the Company’s share of COBRA premiums for 24 months, and plus a pro rata portion of the bonus he would have been entitled to receive had his employment not been terminated. Upon termination without Reasonable Cause in connection with a Change in Control, Mr. Allison is entitled to (i) the immediate vesting of all unvested options and restricted stock, (ii) an amount equal to 24 months of his annual cash compensation, which is defined as the sum of the highest base salary in effect for the executive, plus the greater of the prior year’s bonus or the annualized amount of the executive’s target bonus for the current year, payable in equal installments for 24 months following termination, and (iii) an amount equal to the Company’s share of COBRA premiums until the earlier of (a) two years following termination or (b) the date that Mr. Allison is eligible to receive coverage and benefits from a new employer.

(4)

Upon termination without Reasonable Cause or for Good Reason, Mr. Poff’s severance payments include his base cash compensation, which is defined as the highest base salary in effect for Mr. Poff, payable in equal installments for 12 months following termination, plus an amount equal to the Company’s share of COBRA premiums for 12 months, and plus a pro rata portion of the bonus he would have been entitled to receive had his employment not been terminated. Upon termination without Reasonable Cause in connection with a Change in Control, Mr. Poff is entitled to (i) the immediate vesting of all unvested options and restricted stock, (ii) an amount equal to his annual cash compensation, which is defined as the sum of the highest base salary in effect for the executive, plus the greater of the prior year’s bonus or the annualized amount of the executive’s target bonus for the current year, payable in equal installments for 12 months following termination, (iii) a pro rata portion of the bonus he would have been entitled to receive had his employment not been terminated, and (iv) an amount equal to the Company’s share of COBRA premiums until the earlier of (a) one year following termination or (b) the date that Mr. Poff is eligible to receive coverage and benefits from a new employer.

(5)	Upon termination without Reasonable Cause or for Good Reason, Mr. Zoccoli’s severance payments include his base cash compensation, which is defined as the highest base salary in effect for Mr. Zoccoli, payable in equal installments for 12 months following termination, plus an amount equal to the Company’s share of COBRA premiums for 12 months, and plus a pro rata portion of the bonus he would have been entitled to receive had his employment not been terminated. Upon termination without Reasonable Cause in connection with a Change in Control, Mr. Zoccoli is entitled to (i) the immediate vesting of all unvested options and restricted stock, (ii) an amount equal to his annual cash compensation, which is defined as the sum of the highest base salary in effect for the executive, plus the greater of the prior year’s bonus or the annualized amount of his target bonus for the current year, payable in equal installments for 12 months following termination, (iii) a pro rata portion of the bonus he would have been entitled to receive had his employment not been terminated, and (iv) an amount equal to the Company’s share of COBRA premiums until the earlier of (a) one year following termination or (b) the date that Mr. Zoccoli is eligible to receive coverage and benefits from a new employer.

(6)	Mr. Anderson’s severance payments include one year of his annual cash compensation (defined as the sum of his highest annual base salary in effect during his employment term and the greater of the prior year’s bonus or the annualized amount of the executive’s target bonus, both limited to fifty percent of his annual base salary), plus an amount equal to the Company’s share of COBRA premiums for 12 months, and plus a pro rata portion of the bonus he would have been entitled to receive had his employment not been terminated.

(7)	Upon termination without Reasonable Cause or for Good Reason, Ms. Belger’s severance payments include her base cash compensation, which is defined as the highest base salary in effect for Ms. Belger, payable in equal installments for 12 months following termination, plus an amount equal to the Company’s share of COBRA premiums for 12 months, and plus a pro rata portion of the bonus he would have been entitled to receive had his employment not been terminated. Upon termination without Reasonable Cause in connection with a Change in Control, Ms. Belger is entitled to (i) the immediate vesting of all unvested options and restricted stock, (ii) an amount equal to her annual cash compensation, which is defined as the sum of the highest base salary in effect for the executive, plus the greater of the prior year’s bonus or the annualized amount of her target bonus for the current year, payable in equal installments for 12 months following termination, (iii) a pro rata portion of the bonus she would have been entitled to receive had her employment not been terminated, and (iv) an amount equal to the Company’s share of COBRA premiums until the earlier of (a) one year following termination or (b) the date that Ms. Belger is eligible to receive coverage and benefits from a new employer.

Amounts of unpaid pro rata bonus are calculated using the non-discretionary bonuses actually paid for 2016 performance. Since Mr. Allison’s agreement provides for a performance based equity bonus, his bonus amount includes the value of his performance based equity bonus. The employment agreements for the remaining named executive officers only provide for a cash bonus, so their severance amounts are not calculated to include their equity bonuses.

Amounts of prior year’s bonuses are calculated using the bonus actually paid (if any) for 2015 performance.

Compensation Risks

With the oversight of the Compensation Committee, we have reviewed our employee compensation policies and practices to determine whether they expose the Company to excessive risks. Based on our review, we believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

2016 Director Compensation

Consistent with the Company’s independent director compensation policy, in 2016, our independent directors received an annual retainer of $45,000 for service on the Company’s board of directors, $1,500 per in-person scheduled board meeting (whether attended in person or telephonically) and $750 per telephonic board meeting. The Chairman of the Board received an additional retainer of $20,000.

In addition, in 2016, the chairmen of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received an additional annual retainer of $15,000, $10,000 and $7,500, respectively (consistent with 2015). Directors who served on the Audit Committee received $1,500 per Audit Committee meeting attended and directors who served on other committees received $1,000 per committee meeting attended. Independent directors were also reimbursed for reasonable expenses incurred in attending board of directors meetings, committee meetings and shareholder meetings.

In addition, during 2016, each independent director received an annual grant of restricted shares of the Company’s common stock valued at approximately $40,000 (consistent with 2015), which was awarded following the Company’s annual meeting of shareholders each year. Each grant of restricted stock to an independent director vests on the first anniversary of the date of issuance.

The foregoing independent director compensation is subject to review and adjustment on the recommendation of our Nominating and Corporate Governance Committee.

The following information sets forth the compensation paid to our directors, whose compensation is not described above, for the year ended December 31, 2016:

Name	Fees Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Simon A. Bachleda (2)	64,000	40,000	104,000
Michael Earley (3)	83,750	40,000	123,750
Mark L. First (4)	67,500	40,000	107,500
Steven I. Geringer (5)	94,750	40,000	134,750
Darin J. Gordon (6)	15,000	30,002	45,002
Susan T. Weaver, M.D. (7)	13,500	30,002	43,502

(1)	This column discloses the grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718. The assumptions we used in valuing equity incentives are described under the caption “Stock Options and Restricted Stock Awards” in Note 9 to our consolidated financial statements in our Annual Report on Form 10-K.

(2)	The cash fees owed to Mr. Bachleda were paid to SAB Management LLC, a limited liability company owned by Mr. Bachleda and the stock awards granted to Mr. Bachleda were made to him directly as an individual. As of December 31, 2016, Mr. Bachleda held 2,045 unvested restricted shares.

(3)	The cash fees owed to Mr. Earley were paid to Pelican Advisory LLC, a limited liability company owned by Mr. Earley and the stock awards granted to Mr. Earley were made to him directly as an individual. As of December 31, 2016, Mr. Earley held 2,045 unvested restricted shares.

(4)	The cash fees owed to Mr. First were paid to an affiliate of the Eos Funds and the stock award granted to Mr. First were made to him directly as an individual. As of December 31, 2016, Mr. First held 2,045 unvested restricted shares.

(5)	As of December 31, 2016, Mr. Geringer held 2,045 unvested restricted shares.

(6)	As of December 31, 2016, Mr. Gordon held 1,101 unvested restricted shares.

(7)	As of December 31, 2016, Dr. Weaver held 1,101 unvested restricted shares.

2017 Changes to Director Compensation

On February 28, 2017, upon recommendation of the Nominating and Corporate Governance Committee, the Board adopted changes to the Company’s director compensation policy, effective March 1, 2017, to increase the value of the annual grant of restricted shares of the Company’s common stock that each independent director receives from approximately $40,000 to approximately $75,000. These restricted shares will continue to be awarded following the Company’s annual meeting of shareholders each year, and will vest in full on the first anniversary of the date of issuance.

Compensation Committee Interlocks and Insider Participation

During 2016, Mr. Geringer, Mr. Bachleda, Mr. First and Dr. Weaver served on our Compensation Committee. None of the members of the Compensation Committee has been an officer or employee of the Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee consists of four members of the Board, each of whom has been determined by the Board to be financially literate, as contemplated by The NASDAQ Stock Market LLC listing standards. The Board has determined that Michael Earley and Simon Bachleda are “audit committee financial experts,” as that term is defined under 407(d) of Regulation S-K. Each member of the Audit Committee is independent, within the meaning of such term under the independence requirements for audit committee membership of The NASDAQ Stock Market LLC and Section 10A(m)(3) of the Exchange Act and the SEC’s rules and regulations.

The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company’s website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial statements and effectiveness of internal controls over financial reporting and the performance, qualification and independence of the Company’s independent auditors.

The Company’s management prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting. The Audit Committee, on behalf of the Board, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, its auditors and other advisors.

The Audit Committee has reviewed and discussed the Company’s December 31, 2016 audited consolidated financial statements and effectiveness of internal controls over financial reporting with management and with BDO USA, LLP.

The Audit Committee has also received from, and discussed with BDO USA, LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”).

We have received from BDO USA, LLP a letter providing the disclosures required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence with respect to any relationships between BDO USA, LLP and the Company that in its professional judgment may reasonably be thought to bear on independence. BDO USA, LLP has discussed its independence with us, and has confirmed in the letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the December 31, 2016 audited consolidated financial statements and Management’s Annual Report on Internal Controls over Financial Reporting be included in the Company’s Annual Report on Form 10-K.

The foregoing report has been approved by the Audit Committee.

Michael Earley (Chairman)

Simon A. Bachleda

Steven I. Geringer

Darin J. Gordon

PROPOSAL NO. 2: APPROVAL OF THE ADOPTION OF THE COMPANY’S 2017 OMNIBUS INCENTIVE PLAN

The Board proposes that the shareholders approve the Addus HomeCare Corporation 2017 Omnibus Incentive Plan which was approved by the Board as of April 27, 2017, subject to shareholder approval at this meeting. Our Board is seeking shareholder approval of the 2017 Plan in accordance with the rules of The NASDAQ Stock Market LLC. Our Board is also requesting this vote by the shareholders to approve the 2017 Plan to satisfy the shareholder approval requirements of Code Section 162(m) and the material terms of the performance goals for awards that may be granted under such plan as required under Section 162(m) of the Code, in order to satisfy the shareholder approval requirements of Section 162(m) of the Code.

The 2017 Plan is intended to replace our existing incentive compensation plan, the Addus HomeCare Corporation 2009 Stock Incentive Plan. Outstanding awards under the 2009 Plan will continue to be governed by the 2009 Plan and the agreements under which they were granted. The 2009 Plan authorized the issuance of up to 1,500,000 shares of the Company’s stock.

The 2017 Plan, like the 2009 Plan, allows us to grant performance-based incentive awards and equity-based awards (each an “Award”) to eligible employees, directors and consultants in the form of Stock Options (as described below), stock appreciation rights, restricted stock, Deferred Stock Units/Restricted Stock Units, Other Stock Units or Performance Awards. The Board believes that the 2017 Plan is necessary to continue the Company’s effectiveness in attracting, motivating and retaining employees, directors and consultants with appropriate experience, to increase the grantees’ alignment of interest with the shareholders and to ensure the Company’s continued compliance with the requirements of Section 162(m) of the Code.

If our shareholders do not approve the 2017 Plan, we will continue to grant Awards under the 2009 Plan to the extent that shares of common stock remain available for grant under the 2009 Plan. However, unless the 2017 Plan is approved, the remaining shares available for grant under the 2009 Plan are less than what will be needed to grant awards in March 2018 to the executives and other employees of the Company consistent with our compensation philosophy and historic grant practices. Therefore, we believe that the approval of this proposal is in the best interests of the Company and our shareholders.

The proposal to approve the 2017 Plan does not imply that we intend to materially alter our compensation practices, although, as was the case under the 2009 plan, the company and our Compensation Committee maintain the ability to do so.

Key Terms of the 2017 Plan

Key features of the 2017 Plan (and, where applicable, changes from the 2009 plan) are highlighted below.

Plan Feature	2017 Plan Terms	Change from the 2009 Plan
Authorized Shares (Section 4.1 of the 2017 Plan)	1,182,270 (less any shares granted under the 2009 plan after March 31, 2017). We determined this amount by adding 750,000 shares to the shares authorized but not covered by any outstanding award under the 2009 Plan as of March 31, 2017.	The 2009 Plan (adopted prior to our Initial Public Offering) originally made 1,500,000 shares available for grant. As of March 31, 2017, there were 432,270 shares available for grant under the 2009 Plan.

Award Limits	Aggregate awards granted under the 2017 Plan during any calendar year to any single recipient cannot exceed (i) 500,000 shares subject to stock options or stock appreciation rights, (ii) 300,000 shares subject to awards denominated in shares of common stock and intended to qualify for the performance-based exception from the tax deductibility limitation of Section 162(m) of the Code or (iii) $5,000,000 for awards denominated in cash and intended to qualify for the performance-based exception from the tax deductibility limitation of Section 162(m) of the Code.	Aggregate awards granted under the 2009 Plan during any calendar year to any single Participant could not exceed (i) 500,000 shares subject to stock options or stock appreciation rights (“SARs”), (ii) 300,000 shares subject to Awards denominated in shares of common stock (whether or not settled in common stock) and intended to qualify for the performance-based exception from the tax deductibility limitation of Section 162(m) of the Code.

Expiration Date (Section 1.3 of the 2017 Plan)	No Award of an Incentive Stock Option may be granted under the 2017 Plan after April 26, 2027.	No Award of an Incentive Stock Option may be granted under the 2009 Plan after October 26, 2019.

Forfeited Awards (Section 4.1 of the 2017 Plan)	Awards made under the 2017 Plan (and the 2009 Plan) that are forfeited, canceled, settled in cash or otherwise terminated without a distribution of shares will be added back to the share reserve.	No change.

No Repricing (Section 4.4 of the 2017 Plan)	The 2017 Plan prohibits the repricing of stock options or SARs without shareholder approval. This restriction applies to both direct repricing (lowering the exercise price of a stock option) and indirect repricing (cancelling an outstanding stock option in exchange for a cash award or another award).	No Change.

Plan Feature	2017 Plan Terms	Change from the 2009 Plan
Limit on Non-Employee Director Compensation (Section 5.3 of the 2017 Plan)	The aggregate value of all compensation (both cash and equity) paid or granted, as applicable, to any non-employee director in any calendar year shall not exceed $500,000 (subject to exceptions for extraordinary circumstances such as service on a special committee).	The 2009 Plan did not contain any limit on the amount of non-employee director compensation.

Clawback Provision (Section 19.13 of the 2017 Plan)	Awards will be subject to mandatory repayment to the extent (1) set forth in any Award Agreement, (2) the recipient is, or in the future becomes, subject to a clawback policy adopted by us (including to comply with the Dodd-Frank Act, once final SEC clawback rules are adopted), or (3) the recoupment provisions of applicable law, including the Sarbanes-Oxley Act, apply to the recipient.	The 2009 Plan did not contain any clawback or recoupment provisions.

Automatic Vesting Acceleration Upon Change in Control (Article XV of the 2017 Plan)	The 2017 Plan does not provide for automatic vesting acceleration upon a change in control.	No change.

The following is a summary of the significant terms of the 2017 Plan. The summary is qualified in its entirety by reference to the full text of the plan, a copy of which is attached to this Proxy Statement as Annex A.

Purpose

The purpose of the 2017 Plan is to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of eligible employees, directors and consultants (“Participants”) to those of the Company’s shareholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants. The 2017 Plan is further intended to provide flexibility to the Company and its subsidiaries in their ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.

The 2017 Plan is intended to satisfy the requirements for a “plan” described in Rule 701 promulgated under the Securities Act, and the Company intends that this 2017 Plan be interpreted in accordance with that intent.

Administration

The 2017 Plan will be administered by the Compensation Committee. The Compensation Committee has the authority under the 2017 Plan, among other things, to select the individuals to whom Awards will be granted, to determine the sizes, types and other terms and conditions of Awards, to construe and interpret the 2017 Plan and any Award granted under the 2017 Plan, to establish, amend or waive rules and regulations for the 2017 Plan’s administration and to amend the terms and conditions of any outstanding Award. Further, the Compensation Committee will make all other determinations that it deems necessary or advisable for the administration of this 2017 Plan. With respect to options and awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee may generally delegate to one or more officers of the Company the authority to grant options or awards and/or to determine the number of shares subject to each such option or award. All decisions and determinations by the Compensation Committee in the exercise of its power are final, conclusive and binding.

Eligible Individuals

Any employee, consultant or director of the Company or of any of its subsidiaries will be eligible to receive an Award under, and become a participant in, the 2017 Plan. The Compensation Committee, or its delegates, will select the individuals who will receive Awards under the 2017 Plan.

Shares Subject to the Plan

Under the 2017 Plan, Awards may be made in shares of our common stock. Subject to adjustment as provided by the terms of the 2017 Plan, the maximum aggregate number of shares of common stock with respect to which awards may be granted under the 2017 Plan will be 1,182,270, less the number of shares subject to awards that are granted pursuant to the 2009 Plan after March 31, 2017. The aggregate awards granted during any calendar year to any single Participant cannot exceed (i) 500,000 shares subject to stock options or stock appreciation rights (“SARs”), (ii) 300,000 shares subject to Awards denominated in shares of common stock (whether or not settled in common stock) and intended to qualify for the performance-based exception from the tax deductibility limitation of Section 162(m) of the Code or (iii) $5,000,000 for Awards denominated in cash and intended to qualify for the performance-based exception from the tax deductibility limitation of Section 162(m) of the Code. These individual annual limitations are cumulative in that any shares of common stock or cash for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award in that fiscal year, the number of shares of common stock will automatically increase in the subsequent fiscal years during the term of the 2017 Plan until the earlier of the time the increase has been granted to the Participant, or the end of the third fiscal year following the year to which such increase relates.

In the case of non-employee directors of our Board, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director with respect to any calendar year, including equity Awards granted and cash fees paid by the Company to, cannot exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to this limit in certain extraordinary circumstances, such as where any non-employee director is serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion.

Any shares of common stock subject to an Award under the 2017 Plan that are forfeited, canceled, settled in cash or otherwise terminated without a distribution of shares to a participant, or that are delivered by attestation or withheld by the Company in connection with an option exercise or the payment of any required income tax withholding upon an option exercise or the vesting of restricted stock, will be deemed available for Awards under the 2017 Plan. Additionally, any shares of common stock subject to an Award under the 2009 Plan that are forfeited, canceled, settled in cash or otherwise terminated without a distribution of shares to a participant, or that are delivered by attestation or withheld by the Company in connection with an option exercise or the payment of any required income tax withholding upon an option exercise or the vesting of restricted stock, will be deemed available for Awards under the 2017 Plan.

Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company (other than normal, recurring dividends), any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, the Compensation Committee shall make adjustments to the number and class of shares of common stock that may be delivered as described above, in the number and class of and/or price of common stock subject to outstanding Awards granted under the 2017 Plan, as the Compensation Committee, in its sole discretion, may determine to be appropriate and equitable to prevent dilution or enlargement of rights.

Types of Awards Available

Subject to terms of the 2017 Plan, the Compensation Committee may grant the following types of Awards to eligible employees, directors and consultants: stock options intended to satisfy the requirements of Code Section 422 (“Incentive Stock Options”), stock options not intended to satisfy the requirements of Code Section 422 (“Nonqualified Stock Options”), SARs, “Restricted Stock,” “Restricted Stock Units,” “Performance Awards” and “Other Stock Unit Awards.” The 2017 Plan also provides the opportunity for a participant to elect to defer the payment of bonuses and other Awards (“Deferred Stock Units”). Awards granted under the 2017 Plan may be evidenced by an agreement with the participant (an “Award Agreement”).

Under Code Section 162(m), the Company is not entitled to a federal income tax deduction for compensation in excess of $1 million (per executive) paid in any year to its chief executive officer and its three next most highly compensated executive officers (other than the Chief Financial Officer), subject to certain exceptions, such as “performance-based” compensation. The Compensation Committee may grant Performance Shares, Restricted Stock and other Awards subject to the following performance criteria: (a) increases in the Fair Market Value (as defined in the 2017 Plan) of a share, (b) shareholder value added, (c) cash flow, (d) earnings per share, (e) earnings of the Company before deducting interest, taxes, depreciation and amortization, (f) return on equity, (g) return on capital, (h) return on assets or net assets, (i) cost reduction or control, (j) operating income or net operating income, (k) operating margins/sales in one or more business segments or product lines, (l) return on operating revenue, (m) market share in one or more business segments or product lines, (n) earnings before interest and taxes, (o) units of specified products sold or depleted, (p) free cash flow, (q) sales growth, (r) capital expenditures, (s) working capital, (t) inventory, (u) cash flow from operations, (v) gross margin, (w) economic value added, (x) total shareholder return, (y) objective measures of quality or (z) any measure that indicates any of the foregoing or any combination of the foregoing. Performance criteria may be established on a corporate, divisional, business unit or consolidated basis and measured absolutely or relative to the Company’s peers or any index of companies selected by the Compensation Committee. Awards may be structured with the intent that they will be “performance-based” compensation within the meaning of Code Section 162(m) and will be paid solely to the extent to which pre-established, objective performance goals are attained. The Compensation Committee retains the discretion to grant Awards that will not qualify as “performance-based” compensation.

With respect to non-employee directors, the 2017 Plan authorizes the Compensation Committee to provide that all or a portion of a non-employee director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, SARs, Restricted Stock, Deferred Stock Units, Restricted Stock Units, and/or Other Stock Unit Awards, including unrestricted common stock. The Compensation Committee will determine the terms and conditions of any of these type of Awards, including the terms and conditions which apply upon a termination of the Non-Employee Director’s service as a member of the Board, and will have full power and authority in its discretion to administer such Awards, subject to the terms of the 2017 Plan and applicable law.

Stock Options

The Compensation Committee may grant Incentive Stock Options or Nonqualified Stock Options under the 2017 Plan. The Award Agreement for each option grant will specify the exercise price, the duration of the option, the number of shares of common stock to which the option pertains and such other provisions as the Compensation Committee shall determine which are not inconsistent with the terms of the 2017 Plan. The exercise price of each option will equal the fair market value of a share of common stock at the time such option is granted. The term of each option will be determined by the Compensation Committee, but may not be greater than ten years from the date of grant. The Compensation Committee may provide, notwithstanding the foregoing, that the duration of Nonqualified Stock Options be extended, subject to certain limitations contained in the 2017 Plan, if exercise would violate applicable securities law. Options are exercisable at the times and subject to such restrictions and conditions as determined by the Compensation Committee.

No Incentive Stock Options will be granted to an employee under the 2017 Plan or any other Incentive Stock Option plan of the Company or its subsidiaries to purchase shares of common stock as to which the aggregate fair market value (determined as of the date of grant) of the shares of common stock which first become exercisable by the employee in any calendar year exceeds $100,000. To the extent an option initially designated as an Incentive Stock Option exceeds this value limit (or otherwise fails to satisfy the requirements applicable to Incentive Stock Options), it will be deemed a Nonqualified Stock Option and will otherwise remain in full force and effect.

To exercise a vested option, the participant must provide the Company or its designated agent with a written, electronic or telephonic notice setting forth the number of shares of common stock with respect to which the option is to be exercised, accompanied by full payment of the exercise price for the shares. This payment may be made in one of the following ways: (a) in cash or its equivalent; (b) subject to the Compensation Committee’s approval, by delivery of previously acquired shares of common stock having an aggregate fair market value at the time of exercise equal to the total exercise price (provided that the shares that are delivered must have been held by the participant for at least six (6) months prior to their delivery); (c) subject to the Compensation Committee’s approval, by authorizing a third party to sell shares of common stock (or a sufficient portion of the shares) acquired upon exercise of the option and remitting to the Company a sufficient portion of the sales proceeds to pay the exercise price; (d) subject to the Compensation Committee’s approval, by withholding shares of common stock (net-exercise) otherwise deliverable to the Participant having an aggregate Fair Market Value at the time of exercise equal to the total option price together with any applicable withholding taxes, or (e) subject to the Compensation Committee’s approval, by withholding shares of common stock a combination of (a), (b), (c) or (d); or (f) by any other method approved by the Compensation Committee in its sole discretion. Unless otherwise determined by the Compensation Committee, all payments under all of the exercise methods shall be paid in U.S. dollars.

The Compensation Committee may impose such restrictions on any shares of common stock acquired pursuant to the exercise of an option granted under the 2017 Plan as it may deem advisable, including, without limitation, (a) restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such shares, restrictions required by any shareholders’ or other agreement governing ownership of the Company’s common stock, and (b) restrictions permitted under the 2017 Plan with respect to Restricted Stock.

Stock Appreciation Rights

The Compensation Committee may grant SARs under the 2017 Plan, either in tandem with options or freestanding. Tandem awards may be granted at the same time as the grant of the related options or at any time thereafter prior to the end of the exercise period for the related options. The Award Agreement for each SAR grant will specify the grant price, the duration of the SARs and such other provisions as the Compensation Committee determines. Each Award Agreement for a tandem SAR will specify the options to which it relates and the terms and conditions under which exercise or expiration of the related options will result in automatic expiration of the related SAR and the terms and conditions on which exercise or expiration of the SAR will result in automatic expiration of the related options.

The grant price for each SAR shall be equal to the fair market value of a share of common stock on the date of grant, provided that for each tandem SAR, the grant price shall not be less than the exercise price of the related options. The Compensation Committee shall determine the term of the SAR, in its sole discretion, provided that a SAR must expire no later than the tenth (10th) anniversary of the grant date.

SARs may be exercised on the terms and conditions the Compensation Committee, in its discretion, chooses to impose. The exercise of related options will cause the immediate automatic expiration of related SARs on the terms and conditions specified by the Compensation Committee. Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an SAR the Fair Market Value of one share of common stock exceeds the grant price of such Award by an amount as may be determined by the Compensation Committee, the Participant has not exercised the SAR and the SAR has not otherwise expired, the SAR shall be deemed to have been exercised by the Participant on such day pursuant to such procedures as may be determined by the Compensation Committee. Upon exercise of a SAR, a participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR by (b) the number of shares of common stock with respect to which the SAR is exercised.

Settlement of SARs may be made in shares of common stock (valued at their fair market value at the time of exercise), in cash, or in a combination of shares and cash, as determined by the Compensation Committee in its discretion. Any shares of common stock delivered in payment shall be deemed to have a value equal to the fair market value of such shares on the date of exercise of the SAR.

Restricted Stock or Restricted Stock Units

The Compensation Committee may grant Restricted Stock or Restricted Stock Units under the 2017 Plan. The Award Agreement for each Restricted Stock or Restricted Stock Unit grant will specify the number of shares of common stock or share equivalent units granted, the period (the “Restriction Period”) during which any restrictions apply to the Restricted Stock or Restricted Stock Units and such other provisions as the Compensation Committee determines which are not inconsistent with the terms of the 2017 Plan.

An Award of Restricted Stock is a grant of shares of common stock that are subject to restrictions on the transfer or other disposition of the shares and such other restrictions as the Compensation Committee deems appropriate. These restrictions may include, but are not limited to, a requirement that participants pay a stipulated purchase price for each share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions or restrictions under applicable federal or state securities laws.

At the time an Award of Restricted Stock is granted, a certificate representing the number of shares of common stock awarded is registered in the name of the Participant receiving the Award. The certificate must be held by the Company or any custodian appointed by the Company for the account of the Participant receiving the Award subject to the terms and conditions of the 2017 Plan, and bears a legend setting forth the restrictions imposed by the Compensation Committee, in its discretion. The Compensation Committee may, however, in its discretion, provide that ownership of shares of common stock be evidenced by a “book entry” in the records of the Company or its designated agent. Any “book entry” records of the Company or its agent are, absent manifest error, binding on all Participants who receive Awards of Restricted Stock evidenced in such manner. The holding of Restricted Stock by the Company or an escrow holder, or the use of book entries to evidence the ownership of Restricted Stock, in accordance with the 2017 Plan, does not affect the rights of Participants as owners of the Restricted Stock awarded to them, nor affect the restrictions applicable to shares under the Award Agreement or the 2017 Plan, including the transfer restrictions.

Except as otherwise provided in the Award Agreement, shares of Restricted Stock covered by each Restricted Stock grant made under the 2017 Plan shall become freely transferable by the participant after the last day of the applicable Restriction Period.

If the Compensation Committee so determines, participants holding shares of Restricted Stock may exercise full voting rights and (whether or not the Company holds the certificate(s) representing such shares) be credited with dividends paid with respect to the underlying shares of common stock during the Restriction Period. The Compensation Committee may, however, apply any restrictions to dividends that the Compensation Committee deems appropriate, including any restrictions that may be necessary to maintain eligibility for the performance-based exception from the tax-deductibility limitations of Code Section 162(m).

Restricted Stock Units are similar to Restricted Stock, except that no actual shares of common stock are issued. Instead, a bookkeeping account is established for a participant that is valued solely by reference to our shares of common stock. A grant of Restricted Stock Units may contain restrictions similar to those that apply to Restricted Stock, as described above. Each Restricted Stock Unit has a value equal to the Fair Market Value of a share of common stock. Restricted Stock Units may be settled in cash, common stock, other securities or other property, as determined in the sole discretion of the Compensation Committee, upon the lapse of the applicable restrictions applicable, or otherwise in accordance with the applicable Award Agreement. Except as otherwise determined by the Compensation Committee at or after grant, Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

Deferred Stock Units

Subject to the terms and provisions of the 2017 Plan, the Compensation Committee, at any time and from time to time, may award Deferred Stock Units to participants in lieu of payment of a bonus or other Award if so elected by a participant under such terms and conditions as the Compensation Committee shall determine, including terms that provide for the grant of Deferred Stock Units valued in excess of the bonus or Award deferred.

A participant must make an election to receive Deferred Stock Units in the calendar year before the calendar year in which the services related to the Award are first performed. The Compensation Committee may require a participant to defer, or permit (subject to any conditions as the Compensation Committee may from time to time establish) a participant to elect to defer, receipt of all or any portion of any payment of cash or shares of common stock that otherwise would be due to such participant in payment or settlement of an Award under the 2017 Plan, to the extent consistent with Code Section 409A. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of dividend equivalents in respect of deferred amounts credited in stock equivalents. Settlement of any Deferred Stock Units shall be made in a single sum of cash or shares of common stock.

Performance Awards

The Compensation Committee has the sole and complete authority to determine the Participants who receive a Performance Award under the 2017 Plan. The Award Agreement for each Performance Share grant consists of a right that is (i) denominated in cash or common stock (including but not limited to Restricted Stock, Restricted Stock Units and Performance Shares), (ii) valued, as determined by the Compensation Committee, in accordance with the achievement of such performance goals during the performance periods established by the Compensation Committee, and (iii) payable at the time and in the form determined by the Compensation Committee.

Each Performance Share will have an initial value equal to the fair market value of a share of common stock on the grant date. The Compensation Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Share Awards that will be paid out to the participant. The time period during which the performance goals must be met shall be called a “Performance Period.”

After the applicable Performance Period has ended, the participant will receive a payout of the number and value of the Performance Shares that have been earned, based on the extent to which the applicable performance goals have been met. Payment of earned Performance Share Awards shall be as determined by the Compensation Committee and, if applicable, as provided in the related Award Agreement. Subject to the terms of the 2017 Plan, the Compensation Committee, in its sole discretion, may pay earned Performance Share Awards in the form of cash, shares of common stock or a combination of cash and shares, that have an aggregate fair market value equal to the value of the earned Performance Share Awards at the close of the applicable Performance Period. Such shares of common stock may be delivered subject to any restrictions deemed appropriate by the Compensation Committee. No fractional shares will be issued. The determination of the Compensation Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement relating to the grant of the Award or the resolutions establishing the Award.

Participants holding Performance Shares may be entitled to receive the dividends declared during the Performance Period with respect to the shares of common stock represented by such Performance Shares, as determined by the Compensation Committee in its discretion.

If applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance goals without obtaining shareholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Other Stock Unit Awards

Subject to the terms of the 2017 Plan, Other Stock Unit Awards may be granted to participants in such amounts and upon such terms, and at any time from time to time, as the Compensation Committee determines. Such Awards may be granted either alone or in addition to other Awards granted under the 2017 Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the 2017 Plan. Each Other Stock Unit Award grant shall be evidenced by an Award Agreement that shall specify the restrictions upon such Award, if any, the number of Other Stock Units granted, and such other provisions as the Compensation Committee determines which are not inconsistent with the terms of the 2017 Plan.

Dividend Equivalent Rights

The applicable Award Agreement will specify whether a Participant is entitled to receive dividend equivalent rights in respect of Deferred Stock Units and Restricted Stock Units at the time of any payment of dividends to shareholders on Shares. If the applicable Award Agreement specifies that a Participant is entitled to dividend equivalent rights, (i) the amount of any such dividend equivalent right is equal to the amount that would be payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Deferred Stock Units and Restricted Stock Units then credited to the Participant, and (ii) any such dividend equivalent right is paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalents can be paid on Deferred Stock Units or Restricted Stock Units that have not yet vested; provided further, that such dividend equivalents may be accumulated and paid when and if the underlying Restricted Share Units vest.

No Repricing of Options or Stock Appreciation Rights

Except in connection with corporate transactions involving the Company (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Compensation Committee does not have the power to (i) lower the option price of an option after it is granted, (ii) lower the grant price of an SAR after it is granted, (iii) cancel an option when the exercise price thereof exceeds the fair market value of the underlying shares in exchange for cash or another award or grant substitute options with a lower exercise price than the cancelled options, (iv) cancel an SAR when the grant price exceeds the fair market value of the underlying shares in exchange for cash or another award, or grant substitute SARs with a lower grant price than the cancelled award, or (v) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Company’s common stock is traded, in each case without the approval of the Company’s shareholders.

Clawback

Any Award granted pursuant to the 2017 Plan is subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement, (ii) to the extent that the Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any of its affiliates to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

Nontransferability

Except as provided in an Award Agreement or by the Compensation Committee, as applicable, no Award under the 2017 Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Unless otherwise provided in an Award Agreement or by the Compensation Committee, as applicable, options and SARs are exercisable only by the participant during the participant’s lifetime. No transfer of an Award for value is permitted under the 2017 Plan. For Restricted Stock, all rights with respect to the Restricted Stock granted to a Participant under the 2017 Plan will be available during the Participant’s lifetime and prior to the end of the Period of Restriction (as defined in the 2017 Plan) to the Participant.

Change in Control

The 2017 Plan provides that, unless otherwise specified in an Award Agreement, in the event of a change in control of the Company, the Board, in its sole discretion, may: (a) accelerate the time of vesting of Awards so that some or all of the Awards then outstanding may be exercised in full or in part for a limited period as fixed by the Compensation Committee, after which all unexercised Awards will terminate; (b) terminate the Options or SARs in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option to the extent the Option or SAR has vested exceeds the exercise price with respect to such Shares; (c) terminate the Options or SARs after adequate notice; (d) permit Awards to be assumed by the new parent or successor corporation and replaced with a comparable Award; (e) provide that (i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress Performance Periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the Performance Period in question, or (B) the Compensation Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Compensation Committee, within thirty days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable; or (f) amend an Award Agreement or take such other action with respect to an Award that it deems appropriate.

Termination of Employment/Directorship

Except as otherwise provided in the Award Agreement, upon termination of a participant’s employment or directorship for any reason other than disability (as defined in the 2017 Plan), death or retirement (as defined in the 2017 Plan), an Award granted to a participant may be exercised by the participant or a permitted transferee at any time on or prior to the earlier of the expiration date of the Award or, in the case of an option or a SAR, the expiration of three (3) months after the date of termination but only if, and to the extent that, the participant was entitled to exercise the Award at the date of termination. Upon termination of the participant’s employment or directorship by reason of the participant’s disability or death, an Award granted to a participant shall become vested and/or may be exercised by the participant or a permitted transferee only to the extent set forth in such participant’s Award Agreement. Upon termination of the participant’s employment or directorship due to retirement, a Nonqualified Stock Option granted to the participant may be exercised by the participant or a permitted transferee at any time on or prior to the earlier of the expiration date of the option or the expiration of six months after the date of termination due to retirement but only if, and to the extent that, the participant was entitled to exercise the Nonqualified Stock Option at the date of termination. All Awards or any portion thereof not yet vested or exercisable or whose restriction period has not expired as of the date of termination shall terminate and be forfeited immediately on the date of termination.

If the Compensation Committee finds that cause (as defined in the 2017 Plan or in a participant’s employment agreement) exists with respect to a participant, then as of the date the Compensation Committee makes its finding, any Awards awarded to the participant that have not been exercised (including all Awards that have not yet vested) will be forfeited.

A “termination” includes an event which causes a participant to lose his eligibility to participate in the 2017 Plan. In the case of a consultant and a nonemployee director, the meaning of “termination” or “termination of employment” includes the date that the Participant ceases to provide significant services to the Company or its subsidiaries. Unless otherwise determined by the Compensation Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling an employee to reemployment in a comparable position by law or rule shall not constitute a termination of employment for purposes of the 2017 Plan unless the employee does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law.

Notwithstanding the foregoing, the Compensation Committee has the authority to prescribe different rules that apply upon the termination of employment of a particular participant, which shall be provided in the participant’s Award Agreement or similar document. However, with respect to any Award subject to Code Section 409A, any reference to “termination of employment” or similar term shall mean an event that constitutes a “separation from service” within the meaning of Code Section 409A.

Securities Law Compliance

Section 16(b) of the Exchange Act provides for the recovery of profits realized by certain officers and directors resulting from the purchase and sale or sale and purchase of common stock within any six-month period. The SEC has promulgated rules that provide exemptions from those profit recovery provisions for participant-directed transactions under an employee benefit plan, such as the 2017 Plan, if certain conditions are satisfied.

To the extent any provision of the 2017 Plan or action by the Compensation Committee fails to comply with applicable securities laws, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

The Company may use reasonable endeavors to register shares of common stock issued pursuant to Awards with the SEC or to effect compliance with the registration, qualification, and listing requirements of any state or foreign securities laws, stock exchange, or trading system.

Certain directors and officers of the Company may be deemed to be affiliates of the Company under federal securities law and, as such, may be restricted in the resale of shares of common stock acquired pursuant to the 2017 Plan. Generally, any resale by an affiliate must comply with Rule 144 under the Securities Act.

Amendment or Termination

No Award of an Incentive Stock Option may be granted after April 26, 2027. In addition, our Board may terminate the 2017 Plan and may amend, alter, modify or suspend the 2017 Plan at any time or from time to time, and the Compensation Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award, prospectively or retroactively in time. However, no termination, amendment or modification may materially adversely affect any Award previously granted, without the written consent of the Participant holding the Award.

Shareholder approval is necessary for any amendment of the 2017 Plan that (a) increases the maximum number of Shares, or the types of Awards, available under the 2017 Plan, (b) changes the designation of the class of persons eligible to receive ISOs under the 2017 Plan, or (c) modifies the 2017 Plan in a manner that requires shareholder approval under applicable law or the rules of a stock exchange or trading system on which Shares are traded.

U.S. Federal Tax Consequences

The following discussion is a summary of certain of the United States federal income tax consequences of Awards under the 2017 Plan. This discussion only applies to U.S. citizens and/or residents and does not address tax consequences under foreign, state or local laws or estate tax consequences. This description is intended for use by the Company’s shareholders in determining how to vote at its Annual Meeting and not as tax advice to participants under the 2017 Plan. Each participant is strongly encouraged to seek expert tax advice with specific reference to his or her own tax situation.

Withholding

A Participant may be required to pay to the Company and the Company has the right to withhold from any Award, from any payment due or transfer made under any Award or under the 2017 Plan, or from any compensation or other amount owing to a Participant the amount (in cash, common stock, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the 2017 Plan and to take other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Compensation Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any common stock withheld does not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the maximum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income); and/or (b) tendering to the Company or its affiliates common stock owned by the Participant (or by the Participant and his or her spouse jointly) and purchased or held for the requisite period of time, in each case (x) as may be required to avoid the Company’s or its affiliate’s incurring an adverse accounting charge and (y) based on the Fair Market Value of the common stock on the wage payment date as determined by the Compensation Committee. All such elections must be irrevocable, made in writing, signed by the Participant, and must be subject to any restrictions or limitations that the Compensation Committee, in its sole discretion, deems appropriate.

Nonqualified Stock Options

A participant will not recognize income at the time of grant of a Nonqualified Stock Option, and the Company will not be entitled to a deduction at that time. When the Nonqualified Stock Option is exercised, the participant will recognize ordinary income equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price, if any. The participant’s tax basis in these shares will equal the exercise price paid plus the amount recognized by the participant as ordinary income. The Company will generally be entitled to a federal income tax deduction, in the Company’s tax year in which the Nonqualified Stock Option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds the shares of common stock acquired pursuant to the exercise of a Nonqualified Stock Option for more than one year after the exercise of the option, the capital gain or loss realized upon the sale of these shares should be a long-term capital gain or loss. The participant’s holding period for the shares acquired upon the exercise of a Nonqualified Stock Option will begin on the date of exercise.

Incentive Stock Options

A participant will not recognize income at the time of grant of an Incentive Stock Option, and the Company will not be entitled to a deduction at that time. If the Incentive Stock Option is exercised during employment, or within three months thereafter (or one year thereafter in the case of a permanently and totally disabled employee), the participant will not recognize any income, and the Company will not be entitled to a deduction. However, the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price is includable in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of the shares of common stock acquired by exercise of an Incentive Stock Option within either two years of the date of grant or one year of the date of exercise, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of these shares on the date of exercise over the exercise price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If the shares of common stock are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Other Awards

Stock Appreciation Rights are taxed and deductible by the Company in substantially the same manner as Nonqualified Stock Options.

A participant will not recognize income at the time of grant of shares of Restricted Stock that are subject to a substantial risk of forfeiture and restrictions on transfer (unless the participant elects to accelerate recognition as of the date of grant in accordance with Code Section 83(b)). The participant generally will recognize ordinary income equal to the market value of the shares of Restricted Stock at the time the restrictions lapse or at the time the shares are transferable. With respect to Restricted Stock Units, a participant generally will not recognize income upon grant, but will recognize ordinary income when the cash or shares of common stock are distributed to the participant, based on the market value of the shares at the time of distribution. The Company will generally have a corresponding deduction at the time the participant recognizes income.

Performance Shares and dividend equivalents generally are subject to tax at the time of payment, and the Company will generally have a corresponding deduction at that time.

Payment with Shares

When shares of common stock subject to an Award are used to satisfy any required tax withholding, the participant will recognize gain or loss with respect to those shares. In this situation, the participant will recognize a short-term capital gain or loss, as the case may be, equal to the difference between the amount of the required tax withholding satisfied by the shares over the participant’s tax basis, if any, in those shares.

If the participant uses shares of common stock he or she owns to pay, in whole or part, the exercise price of an option, no gain or loss will be recognized with respect to these shares. In this situation, however, the tax basis of the shares of common stock received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. The tax basis of the balance of the shares of common stock received in excess of the number of shares delivered by the participant will be equal to the sum of the amount of the exercise price paid for the balance of the shares received in cash or by check, if any, plus any amount the participant is required to recognize as income as a result of the exercise. It should be noted, however, that if payment of the exercise price of an Incentive Stock Option is made with shares of common stock acquired by an earlier exercise of an Incentive Stock Option, and those shares have not been held for the required holding periods discussed above, payment in shares will result in the participant recognizing ordinary income.

Code Section 409A

No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Compensation Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Any ambiguities in the 2017 Plan or an Award Agreement shall be construed so that benefits under the 2017 Plan shall not be subject to tax under Section 409A of the Code. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the 2017 Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

Code Section 162(m)

It is the intent of the Company that all Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) be granted and interpreted in a manner to satisfy all applicable requirements of Code Section 162(m). Any provision, application or interpretation of the 2017 Plan inconsistent with the intent to satisfy the standards in Code Section 162(m) is to be disregarded. Notwithstanding anything to the contrary in the 2017 Plan, the provisions of the 2017 Plan may at any time be bifurcated by the Compensation Committee in any manner so that certain provisions of the 2017 Plan or any Award intended (or required in order) to satisfy the applicable requirements of Code Section 162(m) may be applicable only to “covered employees” (as defined in the 2017 Plan).

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information as of December 31, 2016 with respect to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	404,757	19.71	598,442
Equity compensation plans not approved by security holders	—	—	—
Total	404,757	19.71	598,442

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE RECOMMEND A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE COMPANY’S 2017 OMNIBUS INCENTIVE PLAN. ALL MEMBERS OF THE BOARD OF DIRECTORS ARE ELIGIBLE FOR AWARDS UNDER THE COMPANY’S 2017 OMNIBUS INCENTIVE PLAN AND THUS HAVE A PERSONAL INTEREST IN THE APPROVAL OF THE COMPANY’S 2017 OMNIBUS INCENTIVE PLAN.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The appointment of independent auditors will be approved annually by the Audit Committee and ratified by our shareholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. BDO USA, LLP (“BDO”) was our independent registered public accounting firm for the fiscal year ended December 31, 2016. On April 25, 2017 (the “Engagement Date”), we engaged Ernst & Young LLP (“EY”) as our independent auditors for the fiscal year ending December 31, 2017. The decision to engage EY as our independent registered public accounting firm was approved by the Audit Committee.

On April 21, 2017, the Company notified BDO that it had been dismissed as the Company’s principal independent registered public accounting firm effective upon the date of filing for the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017. The Audit Committee approved the dismissal of BDO.

The reports of BDO on the audited consolidated financial statements of the Company for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2016 and 2015 and through the Engagement Date, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused it to make reference thereto in its reports on the audited consolidated financial statements of the Company for such years. During the years ended December 31, 2016 and 2015, and through the Engagement Date, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K, except for the material weakness reported on the Company’s Annual Report on Form 10-K for the year-ended December 31, 2015 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30 of 2016 related to (a) the segregation of duties, user access, and monitoring and review controls related to billable and non-billable transactions, (b) validating the completeness and accuracy of underlying data used in the operation of monitoring controls and (c) review of new hires, terminations and payroll changes. The material weaknesses identified in clauses (a) through (c) above were remediated during the quarter ended December 31, 2016.

During the years ended December 31, 2016 and 2015, and through the Engagement Date, neither the Company, nor anyone on its behalf, consulted EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the audited consolidated financial statements of the Company, and no written report was provided to the Company or oral advice was provided that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Representatives of EY and BDO will attend the Annual Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Independent Auditor Fee Information

The following table presents fees for professional audit services rendered by BDO for the audit of our annual consolidated financial statements for 2016 and 2015 and fees for other services rendered by BDO for fiscal years 2016 and 2015:

	2016	2015
Audit fees (1)	$865,000	$611,000
Audit-related fees (2)	$13,500	$17,000
Tax fees	$—	$—
All other fees (3)	$5,000	$5,000

(1)	Audit fees represents fees for professional services provided in connection with the audit of the Company’s audited financial statements, audit of effectiveness of internal controls over financial reporting, reviews of the Company’s quarterly financial statements and fees related to the Company’s filings of registration statements.

(2)	Audit-related fees consists of fees related to the audit of the Company’s employee benefit plans.

(3)	Agreed-upon procedures to assist the Illinois Department of Aging in verifying the amount of insurance payments made by the Company to the SEIU HCIL Homecare Fund.

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee charter requires the Audit Committee to pre-approve all audit and permitted non-audit services provided by the independent auditors as well as the related fees. The Audit Committee may delegate the pre-approval authority to a member or members of the Audit Committee or may adopt pre-approval policies and procedures, to the extent permitted by applicable laws. Any pre-approvals made pursuant to delegated authority or pre-approval policies and procedures must be presented to the full Audit Committee at its next meeting.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be “householding” our proxy materials. If a shareholder receives a householding notification from his, her or its broker, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Shareholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, if any shareholder that receives a “householding” notification wishes to receive a separate annual report and proxy statement at his, her or its address, such shareholder should also contact his, her or its broker directly. Shareholders who in the future wish to receive multiple copies may also contact the Company at 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034, Attention: Secretary.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

How do I Submit a Proposal for Inclusion in Next Year’s Proxy Statement?

If you wish to submit a proposal to be considered for inclusion in the Company’s proxy statement for the 2018 annual meeting of shareholders under Exchange Act Rule 14a-8, please send it to the Secretary, Addus HomeCare Corporation, 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034. Under the rules of the SEC, proposals must be received no later than January 11, 2018 and otherwise comply with the requirements of the SEC to be eligible for inclusion in the Company’s 2018 annual meeting of shareholders proxy statement and form of proxy.

How do I Submit a Proposal or Make a Nomination at an Annual Meeting of Shareholders?

Our Bylaws provide that if a shareholder desires to nominate persons for election as directors, the shareholder must provide written notice of an intent to make such nomination which the Secretary of the Company must receive at our principal executive offices no later than 120 days prior and no earlier than 150 days prior to the anniversary date of the preceding year’s annual meeting of shareholders (provided, however, that in the event that the date of the annual meeting of shareholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting of shareholders and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting of shareholders or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company). In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders of the Company commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Notwithstanding the above, in the event that the number of directors to be elected to the Board at an annual meeting of shareholders of the Company is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of shareholders, the shareholder’s notice required by the Bylaws shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

With respect to the 2018 annual meeting of shareholders, the Company must receive such written notice no earlier than January 15, 2018 and no later than February 14, 2018 (assuming that the date of the 2018 annual meeting of shareholders is no more than thirty (30) days before or more than sixty (60) days after the anniversary date of this year’s Annual Meeting). To be in proper form the shareholder’s notice of nominations must set forth:

•

all information relating to the individual being nominated that is required to be disclosed in solicitations of proxies for election of directors in an election contest and such individual’s written consent to be named in a proxy statement as a nominee and to serve as a director if elected;

•	the name and address of the shareholder, as they appear on the Company’s books, and of the beneficial owner proposing such business;

•	the class, series and number of shares of capital stock of the Company which are owned beneficially and of record by the shareholder and beneficial owner;

•

a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and such shareholder intends to appear in person or by proxy at the annual meeting of shareholders to propose such business;

•

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such shareholder or beneficial owner or any of its affiliates with respect to any share of stock of the Company; and

•

a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the individual nominated and/or (2) otherwise to solicit proxies from shareholders of the Company in support of such nomination.

The Company may require any individual nominated to furnish such other information as it may reasonably require to determine the eligibility of such individual to serve as a director of the Company.

Our Bylaws also provide that if a shareholder desires to submit a proposal for consideration at an annual meeting of shareholders which is not the subject of a proposal for inclusion in the proxy statement (other than a director nomination), the shareholder must provide written notice of an intent to make such a proposal which the secretary of the Company must receive at our principal executive offices no later than one hundred twenty (120) days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders. With respect to the 2018 annual meeting of shareholders, the Company must receive such written notice no later than December 29, 2017.

OTHER MATTERS

The Board of the Company does not know of any matters which may be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,

Brian Poff, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Annex A

Addus HomeCare Corporation

2017 Omnibus Incentive Plan

Effective as of April 27, 2017

TABLE OF CONTENTS

Article I. Establishment, Objectives, and Duration	A-1
1.1 Establishment of the Plan	A-1
1.2 Objectives of this Plan	A-1
1.3 Duration of this Plan	A-1
Article II. Definitions	A-1
2.1 “Award”	A-1
2.2 “Award Agreement”	A-1
2.3 “Beneficial Owner” or “Beneficial Ownership”	A-1
2.4 “Board” or “Board of Directors”	A-1
2.5 “Change in Control”	A-1
2.6 “Code”	A-2
2.7 “Committee”	A-3
2.8 “Company”	A-3
2.9 “Covered Employee”	A-3
2.10 “Deferred Stock Unit”	A-3
2.11 “Director”	A-3
2.12 “Disability”	A-3
2.13 “Effective Date”	A-3
2.14 “Employee”	A-3
2.15 “Exchange Act”	A-3
2.16 “Extraordinary Items”	A-3
2.17 “Fair Market Value.”	A-3
2.18 “Incentive Stock Option” or “ISO”	A-4
2.19 “Key Employee”	A-4
2.20 “Nonqualified Stock Option” or “NQSO”	A-4
2.21 “Option”	A-4
2.22 “Option Price”	A-4
2.23 “Other Stock Unit Award”	A-4
2.24 “Participant”	A-4
2.25 “Performance-Based Exception”	A-4
2.26 “Performance Criteria”	A-4
2.27 “Performance Period”	A-4
2.28 “Performance Share”	A-4
2.29 “Performance Target”	A-4
2.30 “Period of Restriction”	A-5
2.31 “Person”	A-5
2.32 “Prior Plan”	A-5
2.33 “Restricted Stock”	A-5
2.34 “Restricted Stock Unit”	A-5
2.35 “Retirement”	A-5
2.36 “SEC”	A-5
2.37 “Shares”	A-5
2.38 “Stock Appreciation Right” or “SAR”	A-5
2.39 “Subsidiary”	A-5
2.40 “Ten Percent Shareholder”	A-5
Article III. Administration	A-5
3.1 General	A-5
3.2 Authority of the Committee	A-5
3.3 Decisions Binding	A-6

A-i

Article IV. Shares Subject to this Plan and Maximum Awards	A-6
4.1 Number of Shares Available for Grants	A-6
4.2 Adjustments in Authorized Shares	A-7
4.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events	A-7
4.4 No Repricing	A-7
Article V. Eligibility and Participation	A-7
5.1 Eligibility	A-7
5.2 Actual Participation	A-7
5.3 Non-Employee Director Awards	A-7
5.4 Director Limits	A-8
Article VI. Stock Options	A-8
6.1 Grant of Options	A-8
6.2 Award Agreement	A-8
6.3 Option Price	A-8
6.4 Duration of Options	A-8
6.5 Exercise of Options	A-8
6.6 Payment	A-9
6.7 Restrictions on Shares	A-9
6.8 Limited Transferability of Options	A-9
6.9 Special Limitation on Grants of Incentive Stock Options	A-10
Article VII. Stock Appreciation Rights	A-10
7.1 Grant of SARs	A-10
7.2 SAR Agreement	A-10
7.3 Term of SARs	A-10
7.4 Exercise of SARs	A-10
7.5 Payment of SAR Amount	A-10
7.6 Limited Transferability of SARs	A-11
Article VIII. Restricted Stock	A-11
8.1 Grant of Restricted Stock	A-11
8.2 Restricted Stock Agreement	A-11
8.3 Transferability	A-11
8.4 Other Restrictions	A-11
8.5 Voting Rights	A-12
8.6 Dividends and Other Distributions	A-12
Article IX. Deferred Stock Units and Restricted Stock Units	A-12
9.1 Award of Deferred Stock Units	A-12
9.2 Election to Receive Deferred Stock Units	A-12
9.3 Grant of Restricted Stock Units	A-12
9.4 Restricted Stock Units Agreement	A-12
9.5 Payment of Restricted Stock Units	A-13
9.6 Dividend Equivalents	A-13
Article X. Other Stock Unit Awards	A-13
10.1 Grant of Other Stock Unit Awards	A-13
10.2 Award Agreement	A-13
Article XI. Performance Shares	A-13
11.1 Grant of Performance Share Awards	A-13
11.2 Award Agreement	A-14
11.3 Value of Performance Share Awards	A-14
11.4 Earning of Performance Share Awards	A-14
11.5 Form and Timing of Payment of Performance Shares Awards	A-14
11.6 Limited Transferability	A-14
Article XII. Performance Criteria	A-14

A-ii

Article XIII. Rights of Participants	A-15
13.1 Employment	A-15
13.2 Participation	A-15
13.3 Rights as a Stockholder	A-15
Article XIV. Termination of Employment/Directorship	A-15
14.1 Vesting and Exercise of Awards	A-15
14.2 Termination for Cause	A-16
14.3 Leave of Absence	A-16
14.4 Forfeiture of Unvested Award	A-17
Article XV. Change in Control	A-17
Article XVI. Amendment, Modification, and Termination	A-17
16.1 Amendment, Modification, and Termination	A-17
16.2 Awards Previously Granted	A-18
16.3 Shareholder Approval Required for Certain Amendments	A-18
Article XVII. Withholding	A-18
Article XVIII. Successors	A-18
Article XIX. General Provisions	A-19
19.1 Gender and Number	A-19
19.2 Severability	A-19
19.3 Requirements of Law	A-19
19.4 Securities Law Compliance	A-19
19.5 Listing	A-19
19.6 Inability to Obtain Authority	A-19
19.7 No Additional Rights	A-19
19.8 Noncertificated Shares	A-19
19.9 Governing Law	A-19
19.10 Other Conditions	A-19
19.11 Compliance with Code Section 162(m)	A-19
19.12 Compliance with Code Section 409A	A-20
19.13 Clawback	A-20

A-iii

Article I.

Establishment, Objectives, and Duration

1.1 Establishment of the Plan. Addus HomeCare Corporation, a Delaware corporation, hereby adopts the “Addus HomeCare Corporation 2017 Omnibus Incentive Plan” (hereinafter referred to as this “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units/Restricted Stock Units, Other Stock Units, and Performance Awards.

1.2 Objectives of this Plan. The objectives of this Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants. This Plan is further intended to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.

This Plan is intended to satisfy the requirements for a “plan” described in Rule 701 promulgated under the Securities Act of 1933, as amended, and the Company intends that this Plan be interpreted in accordance with that intent.

1.3 Duration of this Plan. This Plan shall remain in effect, subject to the right of the Committee to amend or terminate this Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the provisions hereof. However, in no event may an Award of an Incentive Stock Option be granted under this Plan on or after the tenth (10th) anniversary of the Effective Date.

Article II.

Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized; provided, that the Committee may provide an alternate meaning for any of such terms in an applicable Award Agreement:

2.1 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units/Restricted Stock Units, Other Stock Units or Performance Shares.

2.2 “Award Agreement” means a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan which may, but need not unless otherwise provided by the Committee, be executed or acknowledged by a Participant.

2.3 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act or any successor rule thereto.

2.4 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5 “Change in Control” shall mean and include each of the following occurring after the Effective Date of this Plan:

(a) A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the SEC) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controlled, was controlled by, or was under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed not to have been so approved for purposes of this definition; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company that is actually consummated.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” means the Compensation Committee of the Board of Directors or such other committees or subcommittees of the Board appointed by the Board to administer this Plan in accordance with Article 3 below.

2.8 “Company” means Addus HomeCare Corporation, a Delaware corporation, its Subsidiaries, and any successor thereto as provided in Article 18 hereof.

2.9 “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, or the date the Company or any of its Subsidiaries is entitled to a tax deduction as a result of the Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute, and shall include any other person who is designated by the Committee as a Covered Employee.

2.10 “Deferred Stock Unit” means an Award granted to a Participant pursuant to Article 9 hereof.

2.11 “Director” means any individual who is a member of the Board of Directors of the Company or its Subsidiaries; provided, however, that any Director who is employed by the Company or its Subsidiaries shall be treated as an Employee under this Plan.

2.12 “Disability” shall mean a condition whereby a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical impairment which can be expected to result in death or which is or can be expected to last for a continuous period of not less than twelve months, all as verified by a physician acceptable to, or selected by, the Company.

2.13 “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.14 “Employee” means any employee of the Company or its Subsidiaries.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16 “Extraordinary Items” means (a) asset impairments or write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) the effects of mergers, acquisitions, divestitures, spin offs or significant transactions, (f) any items that are unusual in nature or infrequently occurring (within the meaning of applicable accounting standards) and/or described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (g) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action or (h) any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management.

2.17 “Fair Market Value.” For purposes of determining the “Fair Market Value” of a Share, the following rules shall apply:

(a) If the Shares are listed on any established stock exchange or interdealer quotation system, then the “Fair Market Value” of a Share shall be the closing sales price for such Share (or the closing bid if no sales were reported) as quoted on such exchange or system for the date of determination, or, if the date of determination is not a market trading day, the market trading day immediately preceding the date of determination.

(b) If the Shares are not at the time listed or admitted to trading on a stock exchange, the “Fair Market Value” of a Share shall be the mean between the lowest reported bid price and highest reported asking price per Share on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of stock in such market.

(c) If the Shares are not listed or admitted to trading on any exchange or traded in the over-the-counter market, the “Fair Market Value” of a Share shall be as determined in good faith by the Committee through any reasonable valuation method which satisfies the requirements of Section 409A of the Code.

(d) In no event shall the fair market value of any Share be less than its par value.

2.18 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.19 “Key Employee” shall mean an employee (as defined in Code Section 416(i) (but without regard to paragraph (5) thereof)) of the Company.

2.20 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.21 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.22 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23 “Other Stock Unit Award” means an Award granted to a Participant, as described in Article 10 hereof.

2.24 “Participant” means an Employee, Director or consultant who has been selected to receive an Award or who has an outstanding Award granted under this Plan.

2.25 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.26 “Performance Criteria” means one or more of the following Performance Criteria selected by the Committee with respect to any performance-based Award: (a) increases in the Fair Market Value of a Share, (b) shareholder value added, (c) cash flow, (d) earnings per share, (e) earnings of the Company before deducting interest, taxes, depreciation and amortization, (f) return on equity, (g) return on capital, (h) return on assets or net assets, (i) cost reduction or control, (j) operating income or net operating income, (k) operating margins/sales in one or more business segments or product lines, (l) return on operating revenue, (m) market share in one or more business segments or product lines, (n) earnings before interest and taxes, (o) units of specified products sold or depleted, (p) free cash flow, (q) sales growth, (r) capital expenditures, (s) working capital, (t) inventory, (u) cash flow from operations, (v) gross margin, (w) economic value added, (x) total shareholder return, (y) objective measures of quality or (z) any measure that indicates any of the foregoing or any combination of the foregoing. Performance criteria may be established on a corporate, divisional, business unit or consolidated basis and measured absolutely or relative to the Company’s peers or any index of companies selected by the Committee.

2.27 “Performance Period” means the fiscal year or years or other period established by the Committee with respect to which the Performance Targets are set by the Committee.

2.28 “Performance Share” means an Award granted to a Participant, as described in Article 11 hereof.

2.29 “Performance Target” means one or more specific objective goal or goals (which may be cumulative or alternative) that are timely set in writing by the Committee for each Participant for the applicable Performance Period with respect to any one or more of the Performance Criteria.

2.30 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.

2.31 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof and the rules promulgated thereunder, including a “group” as defined in Section 13(d) thereof and the rules promulgated.

2.32 “Prior Plan” means the Addus HomeCare Corporation Amended and Restated 2009 Stock Incentive Plan.

2.33 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.

2.34 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 9 hereof.

2.35 “Retirement” means a termination of employment by an Employee who is (a) at least 65 years of age, or (b) at least 60 years of age and after at least 10 years of service with the Company. For an individual who becomes employed by the Company in connection with a business acquisition (regardless of the form of the transaction), service shall include the individual’s service with the acquired business, unless the Committee determines otherwise.

2.36 “SEC” means the United States Securities and Exchange Commission.

2.37 “Shares” means shares of the Company’s common stock, par value $.001 per share.

2.38 “Stock Appreciation Right” or “SAR” means an Award granted pursuant to the terms of Article 7 hereof.

2.39 “Subsidiary” means any corporation, partnership, limited liability company, joint venture, or other entity in which the Company, directly or indirectly, has a majority voting interest. With respect to Incentive Stock Options, “Subsidiary” means any entity, domestic or foreign, whether or not such entity now exists or is hereafter organized or acquired by the Company or by a Subsidiary that is a “subsidiary corporation” within the meaning of Code Section 424(d) and the rules thereunder.

2.40 “Ten Percent Shareholder” means an employee who at the time an ISO is granted owns Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, within the meaning of Code Section 422.

Article III.

Administration

3.1 General. Subject to the terms and conditions of this Plan, this Plan shall be administered by the Committee. The Committee shall have the authority to delegate administrative duties to officers of the Company. The full Board of Directors, in its discretion, may act as the Committee under this Plan, whether or not a Committee has been appointed, and the nominating and corporate governance committee of the Board of Directors shall act as the Committee with respect to grants of Awards to non-employee Directors. The Committee shall in all events conform to any requirements of the applicable laws, rules, and regulations.

3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to select Employees,

Directors and consultants who shall be offered the opportunity to participate in this Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with this Plan (including, but not limited to, termination provisions); construe and interpret this Plan and any agreement or instrument entered into under this Plan; establish, amend or waive rules and regulations for this Plan’s administration; and amend the terms and conditions of any outstanding Award as provided in this Plan. Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of this Plan. As permitted by law and the terms of this Plan, the Committee may delegate its authority herein. No member of the Committee shall be liable for any action taken or decision made in good faith relating to this Plan or any Award granted hereunder.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants and their estates and beneficiaries, unless changed by the Board.

Article IV.

Shares Subject to this Plan and Maximum Awards

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 hereof, the number of Shares that may be delivered to Participants under this Plan shall equal 1,182,270, less one (1) Share for every Share that was subject to an Award granted after March 31, 2017 under a Prior Plan.

(a) The aggregate Awards granted during any calendar year to any single Participant shall not exceed (i) 500,000 shares subject to Options or SARs, (ii) 300,000 shares subject to Awards denominated in Shares (whether or not Share-settled) and intended to qualify for the Performance-Based Exception, or (iii) $5,000,000 for Awards denominated in cash and intended to qualify for the Performance-Based Exception. The individual limitations set forth in this Section 4.1(a) shall be cumulative; that is, to the extent that Shares or cash for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in that fiscal year (such shortfall, the “Shortfall Amount”), the number of Shares (or amount of cash, as the case may be) available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until the earlier of the time the Shortfall Amount has been granted to the Participant, or the end of the third fiscal year following the year to which such Shortfall Amount relates (determined on a “first-in-first-out” basis).

(b) Any Shares covered by an Award (or portion of an Award) granted under this Plan that are forfeited back to the Company because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under this Plan. Subject to Section 4.1(c), to the extent any Shares covered by an Award are not delivered to a Participant because the Award is forfeited or canceled, or the Shares are not delivered because the Award is settled in cash (in whole or in part), or after March 31, 2017, any Shares subject to an award under a Prior Plan are forfeited or canceled, an award under a Prior Plan is settled for cash (in whole or in part) such Shares shall again be available for Awards under the Plan.

(c) If a Participant tenders Shares (either actually, by attestation or otherwise) to pay all or any part of the Option Price or purchase price of an Award, or if any Shares deliverable with respect to any Award are retained by the Company in satisfaction of the Participant’s obligation for taxes, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan.

(d) Shares delivered under this Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for delivery under this Plan, to the extent that such settlement, assumption or substitution is as a result of the Company or any Subsidiary acquiring another entity (or an interest in another entity).

(e) Shares that are delivered to Participants under this Plan may be authorized and unissued Shares, or reacquired Shares. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to this Plan.

4.2 Adjustments in Authorized Shares. Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company (other than normal, recurring dividends), any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under Section 4.1 (including the limits thereon), in the number and class of and/or price of Shares subject to outstanding Awards granted under this Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

4.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with this Plan’s or any Award’s meeting the requirements of Code Section 162(m) or an Incentive Stock Option ceasing to meet the requirements of Code Section 422.

4.4 No Repricing. Subject to Section 4.2, the Committee shall not have the authority, without the approval of the stockholders of the Company, to (i) lower the Option Price of an Option after it is granted, (ii) lower the grant price of an SAR after it is granted, (iii) cancel an Option when the Option Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a substitute award under Section 4.1(d)), (iv) cancel an SAR when the grant price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a substitute award under Section 4.1(d)), or (v) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

Article V.

Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include all Employees, Directors and consultants of the Company and its Subsidiaries.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible Employees, Directors and consultants those to whom Awards shall be granted and shall determine the nature and amount of each Award, provided that Incentive Stock Options shall only be awarded to Employees of the Company or its Subsidiaries.

5.3 Non-Employee Director Awards. The Committee may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units, Restricted Stock Units, and/or Other Stock Unit Awards, including unrestricted Shares. The Committee shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

5.4 Director Limits. Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including equity Awards granted and cash fees paid by the Company to such Non-Employee Director, shall not exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to the applicable limit in this Section 10.3 for individual Non-Employee Directors in extraordinary circumstances, such as where any such individual Non-Employee Directors are serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.

Article VI.

Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

6.3 Option Price. The Option Price for each Option shall equal the Fair Market Value of a Share at the time such option is granted. No ISOs will be granted to a Ten Percent Shareholder. Except as permitted in Section 4.4, the Option Price may not be decreased with respect to an outstanding Option following the date of grant and no Option will be replaced with another Option with a lower Option Price.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, provided that an Option must expire no later than the tenth (10th) anniversary of the date the Option was granted. Options must be exercised on or before 5:00 p.m. Central Time on their expiration date. Notwithstanding the foregoing, the Committee may provide, at or after grant, that the period of time over which an Option, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

6.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options may be partially exercised from time to time during the period extending from the time they first become exercisable in accordance with the terms of the Award until the expiration of the exercise period allowed in the Award. Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the Option

Price of such Award by an amount as may be determined by the Committee, the Participant has not exercised the Option and the Option has not otherwise expired, the Option shall be deemed to have been exercised by the Participant on such day pursuant to such procedures as may be determined by the Committee.

6.6 Payment. Options shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company or its designated agent, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares.

Upon the exercise of any Option, the Option Price for the Shares being purchased pursuant to the Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) subject to the Committee’s approval, by delivery of previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are delivered must have been held by the Participant for at least six (6) months prior to their delivery to satisfy the Option Price); (c) subject to the Committee’s approval, by authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remitting to the Company a sufficient portion of the sales proceeds to pay the Option Price; (d) subject to the Committee’s approval, by withholding Shares (net-exercise) otherwise deliverable to the Participant having an aggregate Fair Market Value at the time of exercise equal to the total Option Price together with any applicable withholding taxes, or (e) subject to the Committee’s approval, by a combination of (a), (b), (c) or (d); or (f) by any other method approved by the Committee in its sole discretion. Unless otherwise determined by the Committee, the delivery of previously acquired Shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the Option Price.

Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the Option(s), or make an appropriate book entry to evidence the same.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States Dollars.

6.7 Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, (a) restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares, restrictions required by any stockholders’ or other agreement governing ownership of the Company’s Shares, and (b) restrictions permitted under Article 8 with respect to Restricted Stock.

6.8 Limited Transferability of Options.

(a) Incentive Stock Options. No ISO granted under this Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Plan shall be exercisable during such Participant’s lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in the applicable Award Agreement or by the Committee, no NQSO may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the applicable Award Agreement or by the Committee, all NQSOs granted to a Participant shall be exercisable during such Participant’s lifetime only by such Participant. Notwithstanding the foregoing, no transfer of an Award for value shall be permitted under the Plan.

6.9 Special Limitation on Grants of Incentive Stock Options. No ISO shall be granted to an Employee under this Plan or any other ISO plan of the Company or its Subsidiaries to purchase Shares as to which the aggregate Fair Market Value (determined as of the date of grant) of the Shares which first become exercisable by the Employee in any calendar year exceeds $100,000. To the extent an Option initially designated as an ISO exceeds the value limit of this Section 6.9 or otherwise fails to satisfy the requirements applicable to ISOs, it shall be deemed a NQSO and shall otherwise remain in full force and effect.

Article VII.

Stock Appreciation Rights

7.1 Grant of SARs. Stock Appreciation Rights may be granted by the Committee in Awards which are in tandem with Options or freestanding. Tandem Awards may be granted at the same time as the grant of the related Option or at any time thereafter prior to the end of the exercise period for the related Option.

7.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the duration of the SAR and such other provisions as the Committee shall determine. Each tandem SAR shall specify the Option to which it is related and the terms and conditions under which exercise or expiration of the related Option will result in automatic expiration of the related SAR and the terms and conditions on which exercise or expiration of the SAR will result in automatic expiration of the related Option.

7.3 Term of SARs. The grant price of an SAR shall equal the Fair Market Value of a Share on the date of grant, provided that for each SAR granted in tandem with an Option, the grant price shall be not less than the Option Price of the related Option. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, provided that an SAR must expire no later than the tenth (10th) anniversary of the date the SAR was granted.

7.4 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them. SARs may be partially exercised from time to time during the period extending from the time they first become exercisable in accordance with the terms of the Award until the expiration of the exercise period allowed in the Award. Exercise of related Stock Options will cause the immediate automatic expiration of related SARs on the terms and conditions specified by the Committee. Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an SAR the Fair Market Value of one Share exceeds the grant price of such Award by an amount as may be determined by the Committee, the Participant has not exercised the SAR and the SAR has not otherwise expired, the SAR shall be deemed to have been exercised by the Participant on such day pursuant to such procedures as may be determined by the Committee.

7.5 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the grant price of the SAR; by

(b) the number of Shares with respect to which the SAR is exercised.

Settlement of SARs may be made in Shares (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. Any Shares delivered in payment shall be deemed to have a value equal to the Fair Market Value of such Shares on the date of exercise of the SAR.

7.6 Limited Transferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under this Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under this Plan shall be exercisable during such Participant’s lifetime only by such Participant.

Article VIII.

Restricted Stock

8.1 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of shares of Restricted Stock granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

8.3 Transferability. Except as provided in the Award Agreement, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under this Plan shall be available during such Participant’s lifetime and prior to the end of the Period of Restriction only to such Participant.

8.4 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws. Restricted Stock grants to Participants who may be Covered Employees which are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall only be made if payout is contingent upon achievement of Performance Targets within or at the end of the Performance Period with respect to one or more Performance Criteria as specified by the Committee and the Committee certifies the extent to which any Performance Target has been satisfied and the number of Shares of Restricted Stock deliverable as a result thereof, prior to the delivery of any such Shares to Covered Employees.

At the time a Restricted Stock Award is granted, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant receiving such Award. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant receiving such Award subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Stock prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 8.4, shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

Except as otherwise provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under this Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5 Voting Rights. If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder (whether or not the Company holds the certificate(s) representing such Shares) may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.

Article IX.

Deferred Stock Units and Restricted Stock Units

9.1 Award of Deferred Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may award Deferred Stock Units to Participants in lieu of payment of a bonus or other Award if so elected by a Participant under such terms and conditions as the Committee shall determine, including terms that provide for the grant of Deferred Stock Units valued in excess of the bonus or Award deferred. Each Deferred Stock Unit shall have a value equal to the Fair Market Value of a Share. Deferred Stock Units may be settled in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee.

9.2 Election to Receive Deferred Stock Units. A Participant must make an election to receive Deferred Stock Units in the calendar year before the calendar year in which the services related to the Award are first performed. The Committee may require a Participant to defer, or permit (subject to any conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or Shares that otherwise would be due to such Participant in payment or settlement of an Award under this Plan, to the extent consistent with Section 409A of the Code. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of dividend equivalents in respect of deferred amounts credited in stock equivalents.) Settlement of any Deferred Stock Units shall be made in a single sum of cash or Shares.

9.3 Grant of Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Participants in such amounts as the Committee may determine.

9.4 Restricted Stock Unit Agreement. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Award Agreement that shall specify the date or dates and any other terms and conditions on which the Restricted Stock Units may vest and such other terms and conditions of the grant as the Committee shall determine. Restricted Stock Unit grants to Participants who may be Covered Employees which are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall only be made if payout is contingent upon achievement of Performance Targets within or at the end of the Performance Period with respect to one or more Performance Criteria as specified by the Committee and the Committee certifies the extent to which any Performance Target has been satisfied, and the number of Shares or other compensation deliverable as a result thereof, prior to the delivery of any such Shares or compensation to Covered Employees.

9.5 Payment of Restricted Stock Units. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units may be settled in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Except as otherwise determined by the Committee at or after grant, Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

9.6 Dividend Equivalents. The applicable Award Agreement shall specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Deferred Stock Units and Restricted Stock Units at the time of any payment of dividends to stockholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of Deferred Stock Units and Restricted Stock Units then credited to the Participant, and (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalents shall be currently paid on Deferred Stock Units or Restricted Stock Units that are not yet vested; provided further, that such dividend equivalents may be accumulated and paid when and if the underlying Restricted Share Units vest.

Article X.

Other Stock Unit Awards

10.1 Grant of Other Stock Unit Awards. Subject to the terms of this Plan, Other Stock Unit Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property, may be granted to Participants, either alone or in addition to other Awards granted under this Plan, and such Other Stock Units shall also be available as a form of payment in the settlement of other Awards granted under this Plan. Other Stock Units shall be granted upon such terms, and at any time and from time to time, as shall be determined by the Committee.

10.2 Award Agreement. Each Other Stock Unit grant shall be evidenced by an Other Stock Unit Award Agreement that shall specify the restrictions upon such Other Stock Units, if any, the number of Other Stock Units granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

Article XI.

Performance Awards

11.1 Grant of Performance Awards. Subject to the terms of this Plan, the Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Stock, Restricted Stock Units and Performance Shares), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

11.2 Award Agreement. Subject to the terms of the Plan, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. At the Committee’s discretion, each grant of a Performance Award may be evidenced (a) by an Award Agreement that shall specify the terms of such Performance Award, or (b) by an action or resolutions setting forth such terms and conditions of the Performance Award. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participant. For purposes of this Article 11, the time period during which the performance goals must be met shall be called a “Performance Period.”

11.3 Value of Performance Share Awards. If a Performance Award is granted in the form of Performance Shares, each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

11.4 Earning of Performance Share Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the grantee of a Performance Award shall be entitled to receive a payout based on the number and/or value of the Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

11.5 Form and Timing of Payment of Performance Shares Awards. Payment of an earned Performance Award shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay an earned Performance Award in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Award at the close of the applicable Performance Period. Any such Shares may be delivered subject to any restrictions deemed appropriate by the Committee. No fractional shares will be issued. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or the resolutions establishing the Award.

Participants holding Performance Shares may be entitled to receive the dividends declared during the Performance Period with respect to the Shares represented by such Performance Shares, subject to the same accrual, forfeiture and payout restrictions as may apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 hereof, as determined by the Committee.

11.6 Limited Transferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Share Awards may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article XII.

Performance Criteria

For each Award of Restricted Stock, Restricted Stock Units or other Performance Awards intended to qualify as “performance based compensation” under Section 162(m) of the Code and related rules, the Committee shall select the applicable Performance Criteria, Performance Period and Performance Target for the Award consistent with the terms of this Plan and Section 162(m) of the Code. The Committee may select Performance Criteria, Performance Periods and Performance Targets for Restricted Stock, Restricted Stock Units or Performance Share Awards for Participants other than Covered Employees in its discretion. The Committee shall have no discretion to increase the amount of compensation payable to Covered Employees if a Performance Target has been attained (though the Committee shall retain the discretion to adjust such Awards downward), but the Committee may adjust compensation to increase the amount, in its discretion, to any other Participant. The Committee may adjust Performance Targets to take into account the effects of any Extraordinary Items equitably in a manner consistent with the determination of the original Award; provided, however, no such adjustment may be made with respect to any Award to a Covered Employee which is intended to qualify as “performance based compensation” unless such adjustment is identified within the first 90 days of a Performance Period and otherwise satisfies the requirements of Code Section 162(m).

For Awards to Covered Employees which are intended to qualify as “performance based compensation” under Code Section 162(m), the Performance Target with respect to the selected Performance Criteria must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Target remains substantially uncertain within the meaning of such Section 162(m) and the related rules. At the time the Performance Targets are established, the Committee shall provide, in terms of an objective formula or standard for each Covered Employee, the method of computing the specific amount that will represent the maximum number of Shares or amount of other compensation payable to the Participant if the Performance Target is attained.

If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Article XIII.

Rights of Participants

13.1 Employment. Nothing in this Plan shall confer upon any Participant any right to continue in the Company’s or its Subsidiaries’ employ, or as a Director, or interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant’s employment or directorship at any time.

13.2 Participation. No Employee, Director or consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

13.3 Rights as a Stockholder. Except as provided in Sections 8.5, 8.6 and 11.5 or in the applicable Award Agreement consistent with Articles 8, 9, 10 or 11, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article XIV.

Termination of Employment/Directorship

14.1 Vesting and Exercise of Awards. Except as otherwise provided in the Award Agreement, subject to Section 14.2, upon termination of the Participant’s employment or directorship for any reason other than Disability, death or Retirement, an Award granted to a Participant may be exercised by the Participant or a permitted transferee at any time on or prior to the earlier of the expiration date of the Award or, in the case of an Option or an SAR, the expiration of three (3) months after the date of termination but only if, and to the extent that, the Participant was entitled to exercise the Award at the date of termination. Upon termination of the Participant’s employment or directorship by reason of the Participant’s Disability or death, an Award granted to a Participant shall become vested and/or may be exercised by the Participant or a permitted transferee only to the extent set forth in such Participant’s Award Agreement. Upon termination of the Participant’s employment or directorship due to Retirement, a NQSO granted to the Participant may be exercised by the Participant or a permitted transferee at any time on or prior to the earlier of the expiration date of the Option or the expiration of six months after the date of termination due to Retirement but only if, and to the extent that, the Participant was entitled to exercise the NQSO at the date of termination. All Awards or any portion thereof not yet vested or exercisable or whose Period of Restriction has not expired as of the date of termination shall terminate and be forfeited immediately on the date of termination.

For purposes of this Article, a “termination” includes an event which causes a Participant to lose his eligibility to participate in this Plan (e.g., an individual is employed by a company that ceases to be a Subsidiary). In the case of a consultant and a nonemployee director, the meaning of “termination” or “termination of employment” includes the date that the individual ceases to provide significant services to the Company or its Subsidiaries.

Notwithstanding the foregoing, the Committee has the authority to prescribe different rules that apply upon the termination of employment of a particular Participant, which shall be memorialized in the Participant’s original or amended Award Agreement or similar document. However, with respect to any Award subject to Code Section 409A, any reference to “termination of employment” or similar term shall mean an event that constitutes a “separation from service” within the meaning of Code Section 409A.

14.2 Termination for Cause. Notwithstanding any other provision of this Plan or an Award Agreement, if the Committee finds that Cause (as defined below) exists with respect to a Participant, then as of the date the Committee makes its finding, any Awards awarded to such Participant that have not been exercised by such Participant (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee or the Board, if applicable, with respect to any such matter, including those regarding the acts of the Participant and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or a Subsidiary. As used herein, “Cause” means a Participant, before or after his termination of employment or directorship (a) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his employment by the Company or a Subsidiary which conduct damaged the Company or a Subsidiary; (b) substantially and repeatedly failed to perform duties of the office held by the Participant as reasonably directed by the Company or a Subsidiary, (c) committed gross negligence or willful misconduct with respect to the Company or a Subsidiary; (d) committed a material breach of any employment agreement between the Participant and the Company or a Subsidiary that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Subsidiary, as applicable; (e) failed, within ten (10) days after receipt by the Participant of written notice thereof from the Company or a Subsidiary, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company’s or a Subsidiary’s business or operations, (f) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or a Subsidiary, (g) harassed or discriminated against the Company’s or a Subsidiary’s employees, customers or vendors in violation of the Company’s policies with respect to such matters, (h) misappropriated funds or assets of the Company or a Subsidiary for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board, (i) failed, due to some action or inaction on the part of the Participant, to have immigration status that permits the Participant to maintain full-time employment with the Company or a Subsidiary in the United States in compliance with all applicable immigration law or (j) disclosed trade secrets of the Company or a Subsidiary. Notwithstanding the foregoing, in the event a Participant has an employment agreement with the Company that provides for termination for “cause” or “reasonable cause”, “Cause” as used herein shall have the definition of cause or reasonable cause, as applicable, contained in such employment agreement.

14.3 Leave of Absence. Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling an Employee to reemployment in a comparable position by law or rule shall not constitute a termination of employment for purposes of this Plan unless the Employee does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law.

14.4 Forfeiture of Unvested Award. An Award that remains unexercised after the latest date it could have been exercised under any of the foregoing provisions or under the terms of the Award shall be forfeited.

Article XV.

Change in Control

In the event of (1) any sale or conveyance to another entity of all or substantially all of the property and assets of the Company, or (2) a Change in Control, unless the Committee shall otherwise specify in the Award Agreement, the Board, in its sole discretion, may, as applicable:

(a) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Participants thereunder shall terminate;

(b) elect to terminate Options or SARs in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option to the extent the Option or SAR has vested exceeds the exercise price with respect to such Shares (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an Award is greater than the per share consideration in connection with the Change in Control);

(c) elect to terminate Options or SARs provided that each Participant is first notified of and given the opportunity to exercise his/her vested Options for a specified period of time (of not less than 15 days) from the date of notification and before the Option or SAR is terminated;

(d) permit Awards to be assumed by a new parent corporation or a successor corporation (or its parent) and replaced with a comparable Award of the parent corporation or successor corporation (or its parent);

(e) provide that (i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress Performance Periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the Performance Period in question, or (B) the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable;

(f) amend an Award Agreement or take such other action with respect to an Award that it deems appropriate; or

(g) implement any combination of the foregoing.

The Board need not provide for identical treatment of each such outstanding Award.

Article XVI.

Amendment, Modification, and Termination

16.1 Amendment, Modification, and Termination. Subject to the terms of this Plan, (a) the Board may at any time and from time to time, alter, amend, suspend, or terminate this Plan in whole or in part, and (b) the

Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to Awards subject thereto).

16.2 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, amendment, or modification of this Plan or any Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

16.3 Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of this Plan that does any of the following: (a) increases the maximum number of Shares, or the types of Awards, available under this Plan; (b) changes the designation of the class of persons eligible to receive ISOs under this Plan; or (c) modifies this Plan in a manner that requires shareholder approval under applicable law or the rules of a stock exchange or trading system on which Shares are traded.

Article XVII.

Withholding

A Participant may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the maximum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income); and/or (b) tendering to the Company or an Affiliate Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time, in each case (x) as may be required to avoid the Company’s or the Affiliate’s incurring an adverse accounting charge and (y) based on the Fair Market Value of the Shares on the wage payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article XVIII.

Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, through merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Article XIX.

General Provisions

19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4 Securities Law Compliance. With respect to individuals subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

19.5 Listing. The Company may use reasonable endeavors to register Shares issued pursuant to Awards with the SEC or to effect compliance with the registration, qualification, and listing requirements of any state or foreign securities laws, stock exchange, or trading system.

19.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.7 No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or any Subsidiary, and accordingly, subject to Section 16.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company for severance payments.

19.8 Noncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or trading system.

19.9 Governing Law. This Plan and each Award Agreement shall be governed by the laws of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts whose jurisdiction covers Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

19.10 Other Conditions. At the time of an Award to a Participant under this Plan, the Committee may require a Participant to enter into any agreement or make any representations, not inconsistent with this Plan, as the Committee may, in its sole discretion, prescribe.

19.11 Compliance with Code Section 162(m). It is the intent of the Company that all Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) be granted and interpreted in a manner to satisfy all applicable requirements of Code Section 162(m). Any provision, application or interpretation of this Plan inconsistent with this intent to satisfy the standards in Code Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of this Plan or any Award intended (or required in order) to satisfy the applicable requirements of Code Section 162(m) may be applicable only to Covered Employees.

19.12 Compliance with Code Section 409A. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Any ambiguities in this Plan or an Award Agreement shall be construed so that benefits hereunder shall not be subject to tax under Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of section 409A of the Code. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to additional taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable performance period and the last day of the “applicable 2  1/2 month period” as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

19.13 Clawback. Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement, (ii) to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., CST, on June 14, 2017.

Vote by Internet • Go to www.investorvote.com/ADUS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

    Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Addus HomeCare Corporation

A	Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR proposals 2 and 3.

+
1.	Election of Directors:	For	Withhold		For	Withhold

	Steven I. Geringer	☐	☐	Michael Earley	☐	☐

		For	Against	Abstain

2.	To approve the adoption of our 2017 Omnibus Incentive Plan.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young, LLP as our independent auditor for the fiscal year ending December 31, 2017.	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1  U  P  X

02LQEB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Addus HomeCare Corporation

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 14, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Dirk Allison and Brian Poff, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and vote, as designated on the reverse side of this form, all of the shares of Common Stock of Addus HomeCare Corporation (the “Company”) held of record by the undersigned on April 27, 2017, at the Annual Meeting of Shareholders to be held on June 14, 2017, or any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the manner directed by the shareholder, but if no direction is made, this Proxy will be voted FOR the nominees listed and FOR proposals 2 and 3.

The signer hereby revokes all proxies heretofore given to vote at said meeting or any adjournment or postponement thereof.

PLEASE MARK (ON REVERSE SIDE), SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 14, 2017. The Notice of Annual Meeting of Shareholders & Proxy Statement and Annual Report to Shareholders are available at www.addus.com.

(Continued and to be signed on the reverse side)